EXHIBIT 10.2


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                      AMENDED AND RESTATED MASTER AGREEMENT

                            Dated as of July 21, 2000


                                      among

                            CORNELL COMPANIES, INC.,
                           as a Lessee and Guarantor,


                CERTAIN SUBSIDIARIES OF CORNELL COMPANIES, INC.,
                                   as Lessees,


                CERTAIN SUBSIDIARIES OF CORNELL COMPANIES, INC.,
                            as Subsidiary Guarantors,


                   ATLANTIC FINANCIAL GROUP, LTD., as Lessor,


                 CERTAIN FINANCIAL INSTITUTIONS PARTIES HERETO,
                                  as B Lenders,


                             ING (U.S.) CAPITAL LLC,
                            as Administrative Agent,


                             BANK OF AMERICA, N.A.,
                              as Syndication Agent,


                                       and


                   SUNTRUST EQUITABLE SECURITIES CORPORATION,
                             as Documentation Agent

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
                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I    DEFINITIONS; INTERPRETATION..................................    2

ARTICLE II   ACQUISITION, CONSTRUCTION AND LEASE;
             FUNDINGS;NATURE OF TRANSACTION...............................    2

      SECTION 2.1   Agreement to Acquire, Construct, Fund and Lease.......    2
                    (a) Land..............................................    2
                    (b) Building..........................................    2

      SECTION 2.2   Fundings of Purchase Price, Development Costs and
                    Construction Costs....................................    2
                    (a) Initial Funding and Payment of Purchase Price for
                        Land and Development Costs on Closing Date........    2
                    (b) Subsequent Fundings and Payments of Construction
                        Costs during Construction Term....................    3
                    (c) Aggregate Limits on Funded Amounts................    3
                    (d) Notice, Time and Place of Fundings................    4
                    (e) Lessee's Deemed Representation for Each Funding...    4
                    (f) Not Joint Obligations.............................    5
                    (g) Non-Pro Rata Fundings.............................    5
                    (h) Adjustments for New Commitment Percentages........    5
                    (i) Information Regarding Leased Property.............    5

      SECTION 2.3   Funded Amounts and Interest and Yield Thereon;
                    Facility Fee..........................................    5

      SECTION 2.4   Lessee Owner for Tax Purposes.........................    7

      SECTION 2.5   Amounts Due Under Lease...............................    7

ARTICLE III  CONDITIONS PRECEDENT; DOCUMENTS..............................    8

      SECTION 3.1   Conditions to the Obligations of the Funding Parties
                    on each Closing Date..................................    8
                    (a) Documents.........................................    8
                        (i)    Deed and Purchase Agreement................    8
                        (ii)   Lease Supplement...........................    8
                        (iii)  Mortgage and Assignment of Lease and Rents.    8
                        (iv)   Security Agreement and Assignment..........    8
                        (v)    Survey.....................................    9
                        (vi)   Title and Title Insurance..................    9
                        (vii)  Appraisal..................................   10
                        (viii) Environmental Audit and related
                               Reliance Letter............................   10
                        (ix)   Evidence of Insurance......................   10
                        (x)    UCC Financing Statement; Recording Fees;
                               Transfer Taxes.............................   10
                        (xi)   Opinions...................................   11

                                      -ii-
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                        (xii)  Good Standing Certificates.................   11
                    (b) Litigation........................................   11
                    (c) Legality..........................................   11
                    (d) No Events.........................................   11
                    (e) Representations...................................   12
                    (f) Cutoff Date.......................................   12
                    (g) Transaction Expenses..............................   12
                    (h) Approval..........................................   12
                    (i) California Property...............................   12

      SECTION 3.2   Additional Conditions for the Initial Closing Date....   12

      SECTION 3.3   Conditions to the Obligations of Lessee...............   13
                    (a) General Conditions................................   13
                    (b) Legality..........................................   14
                    (c) Purchase Agreement; Ground Lease..................   14

      SECTION 3.4   Conditions to the Obligations of the Funding Parties
                    on each Funding Date..................................   14
                    (a) Funding Request...................................   14
                    (b) Condition Fulfilled...............................   14
                    (c) Representations...................................   14
                    (d) No Bonded Stop Notice or Filed Mechanics Lien.....   14
                    (e) Lease Supplement..................................   15
                    (f) Funding Termination Date..........................   15
                    (g) Credit Agreement Conditions.......................   15
                    (h) Additional Requirements for Fundings to Finance
                        Construction......................................   15

      SECTION 3.5   Completion Date Conditions............................   15
                    (a) Title Policy Endorsements; Architect's
                         Certificate......................................   15
                    (b) Construction Completion...........................   16
                    (c) Construction Agent Certification..................   16

      SECTION 3.6   Addition of Lessees...................................   17

      SECTION 3.7   Reaffirmations of Operative Documents.................   18

      SECTION 3.8   Certain Deliveries....................................   18

ARTICLE IV   REPRESENTATIONS..............................................   18

      SECTION 4.1   Representations of Obligors...........................   18
                    (a) Corporate Existence...............................   18
                    (b) Financial Condition...............................   18
                    (c) Litigation........................................   19
                    (d) No Breach.........................................   19
                    (e) Action............................................   19

                    (f) Approvals.........................................   20
                    (g) Use of Credit.....................................   20
                    (h) ERISA.............................................   20
                    (i) Taxes.............................................   20
                    (j) Investment Company Act............................   20
                    (k) Public Utility Holding Company Act................   21
                    (l) Material Agreements and Liens.....................   21
                    (m) Environmental Matters.............................   21
                    (n) Capitalization....................................   23
                    (o) Subsidiaries, Etc.................................   24
                    (p) Title to Assets...................................   24
                    (q) True and Complete Disclosure......................   25
                    (r) Real Property.....................................   25
                    (s) Purpose of Fundings...............................   25
                    (t) Hazardous Materials - Leased Properties...........   25
                    (u) Leased Property...................................   27

      SECTION 4.2   Survival of Representations and Effect of Fundings....   27
                    (a) Survival of Representations and Warranties........   27
                    (b) Each Funding a Representation.....................   27

      SECTION 4.3   Representations of the Lessor.........................   27
                    (a) Securities Act....................................   27
                    (b) Due Organization, etc.............................   27
                    (c) Due Authorization; Enforceability, etc............   28
                    (d) No Conflict.......................................   28
                    (e) Litigation........................................   28
                    (f) Lessor Liens......................................   28
                    (g) Employee Benefit Plans............................   28
                    (h) General Partner...................................   28
                    (i) Financial Information.............................   28
                    (j) No Offering.......................................   29

      SECTION 4.4   Representations of each Lender........................   29
                    (a) Securities Act....................................   29
                    (b) Employee Benefit Plans............................   29

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ARTICLE V    COVENANTS OF THE COMPANY AND THE LESSOR......................   29

      SECTION 5.1   Affirmative Covenants.................................   29
                    (a) Financial Statements, Etc.........................   29
                    (b) Litigation........................................   33
                    (c) Existence, Etc....................................   33
                    (d) Insurance.........................................   34
                    (e) Prohibition of Fundamental Changes................   36
                    (f) Limitation on Liens...............................   37
                    (g) Indebtedness......................................   38
                    (h) Investments.......................................   39
                    (i) Dividend Payments.................................   39
                    (j) EBITDAR Ratio I...................................   40
                    (k) EBITDAR Ratio II..................................   40
                    (l) Net Worth.........................................   41
                    (m) Interest Coverage Ratio...........................   41
                    (n) Fixed Charges Ratio...............................   42
                    (o) Capital Expenditures..............................   42
                    (p) Sale Lease-back Transactions......................   42
                    (q) Discount of Accounts..............................   43
                    (r) Lines of Business.................................   43
                    (s) Transactions with Affiliates......................   43
                    (t) Use of Proceeds...................................   43
                    (u) Certain Obligations Respecting Subsidiaries.......   43
                    (v) Modifications of Certain Documents................   44
                    (w) The Cornell Cox Group, L.P........................   44
                    (x) Prepayment of 2000 Subordinated Debt..............   44

      SECTION 5.2   Further Assurances....................................   44

      SECTION 5.3   Additional Required Appraisals........................   44

      SECTION 5.4   Lessors Covenants.....................................   45

ARTICLE VI   TRANSFERS BY LESSOR AND LENDERS..............................   46

      SECTION 6.1   Lessor Transfers......................................   46

      SECTION 6.2   Lender Transfers......................................   46

ARTICLE VII  INDEMNIFICATION..............................................   48

      SECTION 7.1   General Indemnification...............................   48

      SECTION 7.2   Environmental Indemnity...............................   49

      SECTION 7.3   Proceedings in Respect of Claims......................   51

      SECTION 7.4   General Tax Indemnity.................................   52

                    (a) Tax Indemnity.....................................   52
                    (b) Exclusions from General Tax Indemnity.............   53
                    (c) Contests..........................................   55
                    (d) Reimbursement for Tax Savings.....................   56
                    (e) Payments..........................................   57
                    (f) Reports...........................................   57
                    (g) Verification......................................   57

      SECTION 7.5   Increased Costs, etc..................................   58
                    (a) Sharing of Payments, Etc..........................   58
                    (b) Yield Protection, Etc.............................   59
                    (c) Limitation on Types of Advances...................   63
                    (d) Illegality........................................   63
                    (e) Treatment of Eurodollar Advances..................   64
                    (f) Compensation......................................   64
                    (g) Substitution of Funding Parties...................   65

      SECTION 7.6   End of Term Indemnity.................................   66

      SECTION 7.7   Guarantee.............................................   66
                    (a) The Guarantee.....................................   66
                    (b) Obligations Unconditional.........................   67
                    (c) Reinstatement.....................................   68
                    (d) Subrogation.......................................   68
                    (e) Remedies..........................................   68
                    (f) Instrument for the Payment of Money...............   68
                    (g) Continuing Guarantee..............................   68
                    (h) Rights of Contribution............................   68
                    (i) General Limitation on Guarantee Obligations.......   69

ARTICLE VIII MISCELLANEOUS................................................   70

      SECTION 8.1   Survival of Agreements................................   70

      SECTION 8.2   Notices...............................................   70

      SECTION 8.3   Counterparts..........................................   70

      SECTION 8.4   Amendments............................................   70

      SECTION 8.5   Headings, etc.........................................   72

      SECTION 8.6   Parties in Interest...................................   72

      SECTION 8.7   GOVERNING LAW.........................................   72

      SECTION 8.8   Expenses..............................................   72

      SECTION 8.9   Severability..........................................   73

      SECTION 8.10  Liabilities of the Funding Parties....................   73

                                      -vi-
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      SECTION 8.11  Submission to Jurisdiction; Waivers...................   73

      SECTION 8.12  Liabilities of the Administrative Agent; References...   73

                                      -vii-
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APPENDIX A        Definitions and Interpretation

                                     -viii-
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                                    SCHEDULES

SCHEDULE 2.2        Commitments
SCHEDULE 8.2        Notice Information

SCHEDULE I          Indebtedness; Liens
SCHEDULE II         Environmental Matters
SCHEDULE III        Subsidiaries; Investments
SCHEDULE IV         Real Property Interests
SCHEDULE V          Capital Stocks
SCHEDULE VI         Cornell Cox Group Property



                                    EXHIBITS

EXHIBIT A           Form of Funding Request
EXHIBIT B           Form of Assignment of Lease and Rents
EXHIBIT C           Form of Security Agreement and Assignment
EXHIBIT D           Form of Mortgage
EXHIBIT E           Form of Joinder Agreement
EXHIBIT F           Form of Assignment and Acceptance Agreement
EXHIBIT G           Forms of Opinions of Counsel
EXHIBIT H           Form of Certification of Construction Completion
EXHIBIT I           Form of Payment Date Notice

                      AMENDED AND RESTATED MASTER AGREEMENT

      THIS AMENDED AND RESTATED MASTER AGREEMENT, dated as of July 21, 2000 (as it may be further amended or modified from time to time in accordance with the provisions hereof, and including the Original Master Agreement for as long as it was in effect, this "MASTER AGREEMENT"), is among CORNELL COMPANIES, INC. (formerly known as Cornell Corrections, Inc.), a Delaware corporation (the "COMPANY"), certain Subsidiaries of the Company that are now, or pursuant to
Section 3.6 may hereafter become, parties hereto as lessees (individually, together with the Company in its capacity as a lessee, a "LESSEE" and collectively the "LESSEES"), each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "SUBSIDIARY GUARANTOR" and collectively, the "SUBSIDIARY GUARANTORS"), ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the "LESSOR"), certain financial institutions parties hereto as lenders (together with any other financial institution that becomes a party hereto as a lender, collectively referred to as "B LENDERS" and individually as a "B LENDER"), ING (U.S.) CAPITAL LLC, a Delaware limited liability company (formerly known as ING (U.S.) Capital Corporation), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), BANK OF AMERICA, N.A., a national banking association, as syndication agent (in such capacity, the "SYNDICATION AGENT") and SUNTRUST EQUITABLE SECURITIES CORPORATION, a Tennessee corporation, as documentation agent (the "DOCUMENTATION AGENT").

                              PRELIMINARY STATEMENT

      The Company, the Lessees, the Subsidiary Guarantors, the Lessor, certain of the B Lenders, the Syndication Agent and the Documentation Agent are parties to that certain Master Agreement, dated as of December 3, 1998 (the "ORIGINAL MASTER AGREEMENT"), which Original Master Agreement the parties hereto desire to amend and restate in its entirety.

      In accordance with the terms and provisions of this Master Agreement, the Lease, the Loan Agreement and the other Operative Documents, (i) the Lessor contemplates acquiring Land and, in certain cases, the Buildings thereon identified by the Company from time to time, and leasing such Land and Buildings thereon to a Lessee, (ii) the Company, as Construction Agent for the Lessor, wishes, in certain instances, to construct Buildings on Land for the Lessor and, when completed, the related Lessee wishes to lease such Buildings from the Lessor as part of the Leased Properties under the Lease, (iii) the Company, as agent for the Lessor, wishes to obtain, and the Lessor is willing to provide, funding for the acquisition of the Land and Buildings, or, in certain instances, the construction of Buildings, and (iv) the Lessor wishes to obtain, and the B Lenders are willing to provide, from time to time, financing of a portion of the funding of the acquisition of the Land and Buildings and, if applicable, the construction of the Buildings.

      In consideration of the mutual agreements contained in this Master Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                           DEFINITIONS; INTERPRETATION

      Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in APPENDIX A hereto for all purposes hereof; and the rules of interpretation set forth in APPENDIX A hereto shall apply to this Master Agreement.


                                   ARTICLE II
       ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;NATURE OF TRANSACTION

      SECTION 2.1. AGREEMENT TO ACQUIRE, CONSTRUCT, FUND AND LEASE.

            (a) LAND. Subject to the terms and conditions of this Master Agreement, with respect to each parcel of Land identified by the Company, on the related Closing Date (i) the Lessor agrees to acquire such interest in the related Land, and any Building thereon, from the applicable Seller as is transferred, sold, assigned and conveyed to the Lessor pursuant to the applicable Purchase Agreement or to lease such interest in the related Land, and any Building thereon, from the applicable Ground Lessor as is leased to the Lessor pursuant to the applicable Ground Lease, (ii) the Lessor hereby agrees to lease, or sublease, as the case may be, such Land and any Building thereon to the related Lessee pursuant to the Lease, and
      (iii) the related Lessee hereby agrees to lease, or sublease, as the case may be, such Land, and any Building thereon, from the Lessor pursuant to the Lease.

            (b) BUILDING. With respect to each parcel of Land on which a Building is to be constructed, subject to the terms and conditions of this Master Agreement, from and after the Closing Date relating to such Land
      (i) the Construction Agent agrees, pursuant to the terms of the Construction Agency Agreement, to construct and install the Building on such Land for the Lessor prior to the Scheduled Construction Termination Date, (ii) the B Lenders and the Lessor agree to fund the costs of such construction and installation (and interest and yield thereon), (iii) the Lessor shall lease, or sublease, as the case may be, such Building as part of such Leased Property to the related Lessee pursuant to the Lease, and
      (iv) the related Lessee shall lease, or sublease, as the case may be, such Building from the Lessor pursuant to the Lease.

      SECTION 2.2 FUNDINGS OF PURCHASE PRICE, DEVELOPMENT COSTS AND CONSTRUCTION COSTS.

            (a) INITIAL FUNDING AND PAYMENT OF PURCHASE PRICE FOR LAND AND DEVELOPMENT COSTS ON CLOSING DATE. Subject to the terms and conditions of this Master Agreement, on the Closing Date for any Land, and any Building thereon, each B Lender shall make available to the Lessor its initial B Loans with respect to such Land, and any Building thereon, in an amount equal to the product of such B Lenders Commitment Percentage times the purchase price for the Land, and any Building thereon, and the development, transaction and closing costs incurred by the Construction Agent, as agent, through such Closing Date (the "ACQUISITION COSTS" for such Land

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      and Building, if any), which funds the Lessor shall use, together with (1)
      the Lessor's own funds in an amount equal to the product of the Lessors Commitment Percentage times the Acquisition Costs for the related Land and any Building thereon, and (2) the proceeds of the Synthetic Lease Loans made to Lessor on such Closing Date pursuant to Section 2.01(b) of the Credit Agreement, which Synthetic Lease Loans shall be in an aggregate amount equal to the A Percentage of the Acquisition Costs for the related Land and any Building thereon, to purchase the Land, and any Building thereon, from the applicable Seller pursuant to the applicable Purchase Agreement or lease the Land and any Building thereon, from the applicable Ground Lessor pursuant to the applicable Ground Lease, as the case may be, and to pay to the Construction Agent the amount of such development, transaction and closing costs, and the Lessor shall lease, or sublease, as the case may be, such Land to the related Lessee pursuant to the Lease.

            (b) SUBSEQUENT FUNDINGS AND PAYMENTS OF CONSTRUCTION COSTS DURING CONSTRUCTION TERM. Subject to the terms and conditions of this Master Agreement, if a Building is to be constructed on Land, on each Funding Date following the Closing Date for each such parcel of Land until the related Construction Term Expiration Date (provided that Fundings may be made with respect to each Leased Property not later than 120 days after the related Construction Term Expiration Date for Construction costs incurred for such Leased Property during such period), (i) each B Lender shall make available to the Lessor a B Loan in an amount equal to the product of such B Lenders Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date, which funds the Lessor hereby directs each B Lender to pay over to the Construction Agent as set forth in PARAGRAPH (D), (ii) the Lessor shall request, and shall pay over to the Construction Agent the proceeds of, Synthetic Lease Loans pursuant to the Credit Agreement in an aggregate amount equal to the product of the A Percentage times the amount of Funding requested by the Construction Agent for such Funding Date, and
      (iii) the Lessor shall pay over to the Construction Agent its own funds (which shall constitute a part of, and an increase in, the Lessors Invested Amount with respect to such Leased Property) in an amount equal to the product of the Lessors Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date.

            (c) AGGREGATE LIMITS ON FUNDED AMOUNTS. The aggregate amount that the Funding Parties shall be committed to provide as Funded Amounts under this Master Agreement and the Loan Agreement, and as Synthetic Lease Loans under the Credit Agreement, shall not exceed (x) with respect to each Leased Property the costs of purchase and construction of such Leased Property and the related development, transaction and closing financing costs, or (y) $100,000,000 in the aggregate for all Leased Properties. In the event that a Lessee exercises a Partial Purchase Option, the Commitments shall be reinstated, PRO RATA among the Funding Parties, in the amount equal to the Leased Property Balance paid in connection with such Partial Purchase Option. The aggregate amount that any Operative Party shall be committed to fund under this Master Agreement and the Loan Agreement shall not exceed the lesser of (i) such Operative Party's Commitment and (ii) such Operative Partys Commitment Percentage of the aggregate Fundings requested under this Master Agreement. In no event shall the Funding Parties be committed to provide Funding for development, transaction or other soft costs related

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      to any Leased Property prior to the acquisition by the Lessor of the Land related thereto (it being understood that such costs may be included in a Funding for a Leased Property on or after the date that the related Land is acquired by the Lessor).

            (d) NOTICE, TIME AND PLACE OF FUNDINGS. With respect to each Funding, Lessee or the Construction Agent, as the case may be, shall give the Lessor and the Agent an irrevocable prior written notice not later than 12:00 noon, New York City time, at least two Business Days prior to the proposed Closing Date or other Funding Date, as the case may be, pursuant, in each case, to a Funding Request in the form of EXHIBIT A (a "FUNDING REQUEST"), specifying the Closing Date or subsequent Funding Date, as the case may be, the amount of Funding requested, whether such Funding shall be a Eurodollar Advance or a Base Rate Advance or a combination thereof and the Rent Period(s) therefor (it being understood that the Funded Amounts, including the Synthetic Lease Loans, shall be allocated among Eurodollar Advances, including the Rent Periods therefor, and the Base Rate Advance, if any, on a pro rata basis). All documents and instruments required to be delivered on such Closing Date pursuant to this Master Agreement shall be delivered at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other location as may be determined by the Lessor, the Construction Agent and the Administrative Agent. Each Funding shall occur on a Business Day and shall be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof. All remittances made by any B Lender and the Lessor for any Funding shall be made in immediately available funds by wire transfer to or, as is directed by, the Construction Agent, with receipt by the Construction Agent not later than 2:00 p.m., New York City time, on the applicable Funding Date, upon satisfaction or waiver of the conditions precedent to such Funding set forth in SECTION 3; such funds, together with the proceeds of the related Synthetic Lease Loans, shall (1) in the case of the initial Funding on a Closing Date, be used to pay the purchase price to the applicable Seller for the related Land and pay development, transaction and closing costs related to such Land, and (2) in the case of each subsequent Funding be paid to the Construction Agent, for the payment or reimbursement of Construction costs incurred through such Funding Date and not previously paid or reimbursed or to pay for Construction costs incurred not later than 120 days after the Completion Date for the related Leased Property.

            (e) LESSEE'S DEEMED REPRESENTATION FOR EACH FUNDING. Each Funding Request by a Lessee or the Construction Agent shall be deemed a reaffirmation of each Lessees indemnity obligations in favor of the Indemnitees under the Operative Documents and a representation and warranty by such Lessee or the Construction Agent, as the case may be, to the Lessor, the Administrative Agent, the Synthetic Lease Loan Lenders and the B Lenders that on the proposed Closing Date or Funding Date, as the case may be, (i) the amount of Funding requested represents amounts owing in respect of the purchase price of the related Land, and any Building thereon, and development, transaction and closing costs in respect of the Leased Property (in the case of the initial Funding on a Closing Date) or amounts that are then due to third parties in respect of the Construction, or amounts paid by the Construction Agent to third parties in respect of the Construction for which the Construction Agent has not previously been reimbursed by a Funding (in the case of any Funding), or amounts for Construction costs incurred by the related Lessee not later than 120 days after the Completion Date for the related Leased Property, (ii) no

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
      Event of Default or Potential Event of Default exists, and (iii) the representations and warranties of each Obligor set forth in SECTION 4.1 are true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

            (f) NOT JOINT OBLIGATIONS. Notwithstanding anything to the contrary set forth herein or in the other Operative Documents, each B Lender's and the Lessor's commitments shall be several, and not joint. In no event shall any Funding Party be obligated to fund an amount in excess of such Funding Party's Commitment Percentage of any Funding, or to fund amounts in the aggregate in excess of such Funding Party's Commitment.

            (g) NON-PRO RATA FUNDINGS. Notwithstanding anything to the contrary set forth in this Master Agreement, at the Administrative Agent's option, Fundings may be made by drawing on the Lessor's Commitment until such Commitment is fully funded before drawing on the Lenders' Commitments. In such event, when the Lessor's Commitment is fully funded, the B Lenders and the Synthetic Lease Loan Lenders will fund, on a pro rata basis as among themselves, 100% of the amount of the Fundings thereafter. In no event shall any Funding Party have any obligation to fund any amount in excess of the amount of such Funding Partys Commitment.

            (h) ADJUSTMENTS FOR NEW COMMITMENT PERCENTAGES. On the first Payment Date to occur after the date hereof, each Lender that is a new Lender on such date, and each Lender that has increased its Commitment such that its new Commitment Percentage is greater than it was pursuant to the Original Master Agreement, shall fund or increase, as the case may be, its Loans, and the outstanding Loans of the existing Lenders shall be prepaid, without premium, penalty or fee, in each case, in such amounts that, after giving effect to such Funding and such prepayment, each Lenders outstanding Loans will be equal to its Commitment Percentage of the outstanding Funded Amounts on such date.

            (i) INFORMATION REGARDING LEASED PROPERTY. The Construction Agent or the Lessee shall provide the Administrative Agent with a general description of each property that it proposes to include in the Transaction at least ten (10) Business Days prior to the proposed Closing Date therefor, and the Administrative Agent shall distribute such description to the Funding Parties on or before two (2) Business Days thereafter. The Construction Agent or the related Lessee shall deliver to the Administrative Agent copies of any and all contracts and documents related to such proposed Leased Property promptly upon receipt of a request therefor by the Administrative Agent or any Funding Party and the Administrative Agent shall distribute such copies to each Funding Party that requests such copies.

      SECTION 2.3 FUNDED AMOUNTS AND INTEREST AND YIELD THEREON; FACILITY FEE.

            (a) The Lessor's Invested Amount for any Leased Property outstanding from time to time shall accrue yield ("YIELD") at the Lessor Rate, computed using the actual number of days

                                        5
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      elapsed and a 360 day year. If all or a portion of the principal amount of or yield on the Lessor's Invested Amounts shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor under the Lease, to the maximum extent permitted by law, accrue yield at the Overdue Rate, from the date of nonpayment until paid in full (both before and after judgment).

            (b) Each B Lender's Funded Amount for any Leased Property outstanding from time to time shall accrue interest as provided in the Loan Agreement. Each Synthetic Lease Loan Lender's Funded Amount for any Leased Property outstanding from time to time shall accrue interest as provided in the Credit Agreement.

            (c) During the Construction Term and for the period from the Completion Date to the 120th day after the Completion Date, in lieu of the payment of accrued interest, on each Payment Date, each Lender's Funded Amount in respect of a Construction Land Interest shall automatically be increased by the amount of interest accrued and unpaid on the related Loans pursuant to the Loan Agreement during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause such Lenders Funded Amount to exceed such Lender's Commitment, in which event the related Lessee shall pay such excess amount to such Lender in immediately available funds on such Payment Date). Similarly, in lieu of the payment of accrued Yield, on each Payment Date, the Lessor's Invested Amount in respect of a Construction Land Interest shall automatically be increased by the amount of Yield accrued on the Lessor's Invested Amount in respect of such Leased Property during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause the Lessor's Invested Amount to exceed the Lessor's Commitment, in which event the related Lessee shall pay such excess amount to the Lessor in immediately available funds on such Payment Date). Such increases in Funded Amounts shall occur without any disbursement of funds by the Funding Parties.

            (d) Three Business Days prior to the last day of each Rent Period, the Company shall deliver to the Lessor and the Administrative Agent a notice substantially in the form of EXHIBIT I (each, a "PAYMENT DATE NOTICE"), appropriately completed, specifying the allocation of the Funded Amounts related to such Rent Period to Eurodollar Advances and Base Rate Advances and the Rent Periods therefor (IT BEING UNDERSTOOD that the Funded Amounts, including the Synthetic Lease Loans, shall be allocated among Eurodollar Advances and the Base Rate Advance, if any, on a pro rata basis), PROVIDED that no such allocation shall be in an amount less than $1,000,000. Each such Payment Date Notice shall be irrevocable. If no such notice is given, the Funded Amounts shall be allocated to a Eurodollar Advance with a Rent Period of three (3) months.

            (e) The Company hereby agrees to pay to each B Lender a facility fee for each day from the date hereof until the Lease Termination Date equal to (i) 0.50% PER ANNUM TIMES (ii) the mount of such B Lender's Commitment, MINUS such B Lenders Funded Amount on such day, TIMES (iii) 1/360. The Company hereby agrees to pay to the Lessor a facility fee for each day from the date hereof until the Lease Termination Date equal to
      (i) 0.50% PER ANNUM TIMES (ii) the

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
amount of the Lessor's Commitment, MINUS the Lessor's Invested Amount on such day, TIMES (iii) 1/360. Such facility fee shall be payable in arrears on each Quarterly Date and on the date that such Commitments are reduced to zero.

      SECTION 2.4 LESSEE OWNER FOR TAX PURPOSES. With respect to each Leased Property, it is the intent of the Lessees and the Funding Parties that for federal, state and local tax and commercial law purposes the Lease shall be treated as the repayment and security provisions of a loan by the Lessor to the Lessees, and that the related Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of such Leased Property and all payments of Basic Rent during the Lease Term shall be treated as payments of interest and, if applicable, principal. Each Lessee and each Funding Party agree to file tax returns consistent with such intent. Nevertheless, each of the Company and each Lessee acknowledges and agrees that no Funding Party or any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

      SECTION 2.5 AMOUNTS DUE UNDER LEASE. With respect to each Leased Property, anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessees and the Funding Parties that: (i) subject to CLAUSES
(II) and (III) below, the amount and timing of Basic Rent due and payable from time to time from the related Lessee under the Lease shall be equal to the aggregate payments due and payable with respect to interest on the B Loans and the Synthetic Lease Loans in respect of such Leased Property and Yield on the Lessors Invested Amounts in respect of such Leased Property on each Payment Date; (ii) if the related Lessee elects the Purchase Option with respect to a Leased Property or becomes obligated to purchase such Leased Property under the Lease, the Funded Amounts in respect of such Leased Property, all interest and Yield thereon and all other obligations of the related Lessee owing to the Funding Parties in respect of such Leased Property shall be paid in full by Lessee, (iii) if the related Lessee properly elects the Remarketing Option, the principal amount of, and accrued interest on, the Synthetic Lease Loans in respect of the Leased Properties, will be paid out of the Recourse Deficiency Amount, and the related Lessee shall only be required to pay to the B Lenders in respect of the principal amount of the B Loans and to the Lessor in respect of the Lessors Invested Amounts, the proceeds of the sale of the Leased Properties in accordance with Section 14.6 of the Lease; and (iv) upon an Event of Default resulting in an acceleration of the related Lessees obligation to purchase the Leased Properties under the Lease, the amounts then due and payable by the Lessees under the Lease shall include all amounts necessary to pay in full the B Loans and the Synthetic Lease Loans, and accrued interest thereon, the Lessors Invested Amounts and accrued Yield thereon and all other obligations of the Lessees owing to the Funding Parties pursuant to the Operative Documents and the Credit Agreement.

                                   ARTICLE III
                         CONDITIONS PRECEDENT; DOCUMENTS

      SECTION 3.1 CONDITIONS TO THE OBLIGATIONS OF THE FUNDING PARTIES ON EACH CLOSING DATE. The obligations of the Lessor and each B Lender to carry out their respective obligations under SECTION 2 of this Master Agreement to be performed on the Closing Date with respect to any Leased Property shall be subject to the fulfillment to the reasonable satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to such Closing Date of the following conditions precedent, PROVIDED that the obligations of any Funding Party shall not be subject to any conditions contained in this SECTION
3.1 which are required to be performed by such Funding Party:

            (a) DOCUMENTS. The following documents shall have been executed and delivered by the respective parties thereto:

                  (i) DEED AND PURCHASE AGREEMENT. The related original Deed duly executed by the applicable Seller and in recordable form, and copies of the related Purchase Agreement, assigned to the Lessor, shall each have been delivered to the Administrative Agent by the Company, with copies thereof to each other Funding Party or the related Ground Lease assigned to the Lessor shall have been delivered to the Administrative Agent, with copies thereof to each other Funding Party, as applicable (IT BEING UNDERSTOOD, that each Purchase Agreement and each Ground Lease shall be satisfactory in form and substance to the Lessor and the Lenders).

                  (ii) LEASE SUPPLEMENT. The original of the related Lease
            Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Administrative Agent by the related Lessee.

                  (iii) MORTGAGE AND ASSIGNMENT OF LEASE AND RENTS. Counterparts
            of the Mortgage (substantially in the form of EXHIBIT D attached hereto), duly executed by the Lessor and in recordable form, shall have been delivered to the Administrative Agent (which Mortgage shall secure all of the debt to the Lenders unless such mortgage is subject to a tax based on the amount of indebtedness secured thereby, in which case the amount secured will be limited to debt in an amount equal to 125% of the projected cost of acquisition and construction of such Leased Property); and the Assignment of Lease and Rents (substantially in the form of EXHIBIT B attached hereto) in recordable form, duly executed by the Lessor, shall have been delivered to the Administrative Agent by the Lessor.

                  (iv) SECURITY AGREEMENT AND ASSIGNMENT. If Buildings are to be
            constructed on the Land, counterparts of the Security Agreement and Assignment (substantially in the form of EXHIBIT C attached hereto), duly executed by the Construction Agent, with an acknowledgment and consent thereto satisfactory to the Lessor and the Administrative Agent duly executed by the related General Contractor and the related Architect, as applicable, and complete copies of the related Construction Contract and the related Architect's Agreement certified by the Construction Agent, shall have been delivered to the Lessor and the Administrative Agent (it being understood and agreed that if no related Construction Contract or Architects Agreement exists on such Closing Date, such delivery shall not be a condition precedent to the Funding on such Closing Date, and in lieu thereof the Construction Agent shall deliver complete copies of such Security Agreement and Assignment and consents concurrently with the Construction Agents entering into such contracts).

                  (v) SURVEY. The related Lessee shall have delivered, or shall have caused to be delivered, to the Lessor and the Administrative Agent, at such Lessees expense, an accurate survey certified to the Lessor and the Administrative Agent in a form reasonably satisfactory to the Lessor and the Administrative Agent and showing no state of facts unsatisfactory to the Lessor or the Administrative Agent and prepared within ninety (90) days of such Closing Date by a Person reasonably satisfactory to the Lessor and the Administrative Agent. Such survey shall (1) be acceptable to the Title Insurance Company for the purpose of providing extended coverage to the Lessor and a lenders comprehensive endorsement to the Administrative Agent,
            (2) show no encroachments on such Land by structures owned by others, and no encroachments from any part of such Leased Property onto any land owned by others, and (3) disclose no state of facts reasonably objectionable to the Lessor, the Administrative Agent or the Title Insurance Company, and be reasonably acceptable to each such Person.

                  (vi) TITLE AND TITLE INSURANCE. On such Closing Date, the
            Lessor shall receive from a title insurance company acceptable to the Lessor and the Administrative Agent an ALTA Owners Policy of Title Insurance issued by such title insurance company and the Administrative Agent shall receive from such title insurance company an ALTA Mortgagee's Policy of Title Insurance issued by such title insurance company, in the amount of (A) the Lessor's Commitment Percentage of projected cost of acquisition and construction of such Leased Property, in the case of the ALTA Owner's Policy of Title Insurance and (B) the sum of the A Percentage and the B Percentage of the projected cost of acquisition and construction of such Leased Property, in the case of the ALTA Mortgagee's Policy of Title Insurance, in each case reasonably acceptable in form and substance to the Lessor and the Administrative Agent, respectively (collectively, the "TITLE POLICY"). The Title Policy shall be dated as of such Closing Date, and, to the extent permitted under Applicable Law, shall include such affirmative endorsements as the Lessor or the Administrative Agent shall reasonably request.

                  (vii) APPRAISAL. Each Funding Party shall have received a
            report of the Appraiser (an "APPRAISAL"), paid for by the Company or the related Lessee, which shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, shall be satisfactory to such Funding Party and shall state in a manner satisfactory to such Funding Party the estimated "as vacant" value of such Land and existing Buildings or any Building to be constructed thereon. Such Appraisal must show that the "as vacant" value of such Leased Property (if a Building is to be constructed on the Land, determined as if the Building had already been completed in accordance with the related Plans and Specifications and by excluding from such value the amount of assessments on such Leased Property) is at least 75% of the total cost of such Leased Property, including the trade fixtures, equipment and personal property utilized in connection with the Leased Property and to be funded by the Funding Parties. In the case of Land without any Building thereon or any Plans and Specifications for a Building on the related Closing Date, an Appraisal meeting the foregoing requirements need not be delivered on or prior to the Closing Date but shall be delivered on or before the 45th day following the development of Plans and Specifications for a Building thereon; if the "as vacant" value shown in the Appraisal so obtained by the Funding Parties fails to meet the requirement of the preceding sentence, such failure shall constitute an Event of Default.

                  (viii) ENVIRONMENTAL AUDIT AND RELATED RELIANCE LETTER. The
            Lessor and the Administrative Agent shall have received an Environmental Audit for such Leased Property, which shall be conducted in accordance with ASTM standards and shall not include a recommendation for further investigation and is otherwise satisfactory to the Lessor and the Administrative Agent; and the firm that prepared the Environmental Audit for such Leased Property shall have delivered to the Lessor and the Administrative Agent a letter stating that the Lessor, the Administrative Agent and the Lenders may rely upon such firm's Environmental Audit of such Land, IT BEING UNDERSTOOD that the Lessor's and the Administrative Agent's acceptance of any such Environmental Audit shall not release or impair Lessee's obligations under the Operative Documents with respect to any environmental liabilities relating to such Leased Property.

                  (ix) EVIDENCE OF INSURANCE. The Lessor and the Administrative
            Agent shall have received from the related Lessee certificates of insurance evidencing compliance with the provisions of Article VIII of the Lease (including the naming of the Lessor, the Administrative Agent and the Lenders as additional insured or loss payee with respect to such insurance, as their interests may appear), in form and substance reasonably satisfactory to the Lessor and the Administrative Agent.

                  (x) UCC FINANCING STATEMENT; RECORDING FEES; TRANSFER TAXES.
            Each Funding Party shall have received satisfactory evidence of (i) the execution and delivery to Administrative Agent of a UCC-1 and, if required by applicable law,

            UCC-2 financing statement to be filed with the Secretary of State of the applicable State (or other appropriate filing office) and the county where the related Land is located, respectively, and such other Uniform Commercial Code financing statements as any Funding Party deems necessary or desirable in order to perfect such Funding Party's interests and (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the related Deed, the Lease, the related Lease Supplement, the related Mortgage and the related Assignment of Lease and Rents.

                  (xi) OPINIONS. An opinion of local counsel for the related
            Lessee qualified in the jurisdiction in which such Leased Property is located, substantially in the form set forth in EXHIBIT G-2 attached hereto, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Administrative Agent and the Lenders. To the extent requested by the Administrative Agent, opinions supplemental to those delivered under Section 3.2(vi) and reasonably satisfactory to the Administrative Agent shall have been delivered and addressed to each of the Lessor, the Administrative Agent and the Lenders.

                  (xii) GOOD STANDING CERTIFICATES. The Administrative Agent and
            the Company shall have received good standing certificates for the Lessor and the related Lessee from the appropriate offices of the state where the related Land is located.

            (b) LITIGATION. No action or proceeding shall have been instituted or, to the knowledge of any Funding Party, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which could reasonably be expected to result in a Material Adverse Effect.

            (c) LEGALITY. In the reasonable opinion of such Funding Party or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Funding Party to participate in any of the transactions contemplated by the Operative Documents.

            (d) NO EVENTS. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking relating to such Leased Property shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and (iii) there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect since December 31, 1999.

            (e) REPRESENTATIONS. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

            (f) CUTOFF DATE. No Closing Date shall occur after the Funding Termination Date.

            (g) TRANSACTION EXPENSES. The related Lessee shall have paid the transaction costs then accrued and invoiced which the Lessees have agreed to pay pursuant to SECTION 8.8.

            (h) APPROVAL. The Administrative Agent shall have approved such Leased Property in writing for inclusion in the Transaction.

            (i) CALIFORNIA PROPERTY. If such Leased Property is located in California, the related Lessee and the Company shall have entered into such amendments to the Operative Documents as reasonably requested by any Funding Party in order to mitigate the effects of the "one action" rule.

      SECTION 3.2 ADDITIONAL CONDITIONS FOR THE INITIAL CLOSING DATE. The obligations of the Lessor and each B Lender to carry out their respective obligations under SECTION 2 of this Master Agreement to be performed on the first Funding Date to occur after the date of this Amended and Restated Master Agreement shall be subject to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to the such date of the following conditions precedent in addition to those set forth in SECTION 3.1, PROVIDED that the obligations of any Funding Party shall not be subject to any conditions contained in this SECTION 3.2 which are required to be performed by such Funding Party:

                  (i) B NOTE. A replacement B Note, duly executed by the Lessor, shall have been delivered to the Administrative Agent.

                  (ii) MASTER AGREEMENT. Counterparts of this Master Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

                  (iii) AMENDMENTS. Counterparts of the First Amendment to
            Construction Agency Agreement, First Amendment to Loan Agreement and First Amendment to Master Lease Agreement, each duly executed by the parties thereto shall have been delivered to each of the parties hereto.

                  (iv) CREDIT AGREEMENT. The Administrative Agent and the
            Funding Parties shall have received executed copies of the Credit Agreement.

                  (v) OBLIGOR'S RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC.
            Each of the Administrative Agent and the Lessor shall have received
            (x) a certificate of the Secretary or an Assistant Secretary of each Obligor on the date hereof, attaching and certifying as to (i) the Board of Directors (or appropriate committees) resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its articles or certificate of incorporation, certified as of a recent date by the Secretary of State of the state of its incorporation and (iv) its by-laws, and (y) good standing certificates for such Obligor from the appropriate offices of the States of such Obligors incorporation and principal place of business.

                  (vi) OPINIONS OF COUNSEL. The opinion of Locke, Liddell & Sapp
            LLP, dated the date hereof, substantially in the form set forth in EXHIBIT G-1 attached hereto, and containing such other matters as the parties to whom it is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Administrative Agent and the Lenders.

                  (vii) GOOD STANDING CERTIFICATE. The Administrative Agent and
            the Company shall have received a good standing certificate for the Lessor from the appropriate office of the State of Texas.

                  (viii) LESSOR'S CONSENTS AND INCUMBENCY CERTIFICATE, ETC. The
            Administrative Agent and the Company shall have received (A) a certificate of the Secretary or an Assistant Secretary of the General Partner of the Lessor attaching and certifying as to (i) the consents of the partners of the Lessor duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, and (iii) the Partnership Agreement and (B) a certificate of limited partnership from the Secretary of State of Texas.

      SECTION 3.3 CONDITIONS TO THE OBLIGATIONS OF LESSEE. The obligations of any Lessee to lease a Leased Property from the Lessor are subject to the fulfillment on the related Closing Date to the satisfaction of, or waiver by, such Lessee, of the following conditions precedent:

            (a) GENERAL CONDITIONS. The conditions set forth in SECTIONS 3.1 and 3.2 that require fulfillment by the Lessor or the Lenders shall have been satisfied, including the delivery of good standing certificates by the Lessor pursuant to SECTIONS 3.1(A)(XII) and 3.2(VIII) and the execution and delivery of the Operative Documents to be executed by the Lessor or the Lenders in connection with such Leased Property. The Lease shall be in full force and effect and enforceable against the Lessor.

            (b) LEGALITY. In the opinion of such Lessee or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Lessee to participate in any of the transactions contemplated by the Operative Documents.

            (c) PURCHASE AGREEMENT; GROUND LEASE. The Purchase Agreement and, if applicable, the Ground Lease and all documents to be delivered under the Purchase Agreement or Ground Lease, including title insurance, survey and environmental audit, shall be reasonably satisfactory to such Lessee.

      SECTION 3.4. CONDITIONS TO THE OBLIGATIONS OF THE FUNDING PARTIES ON EACH FUNDING DATE. The obligations of the Lessor and each B Lender to carry out their respective obligations under SECTION 2 of this Master Agreement to be performed on each Funding Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through their respective counsel) on or prior to each such Funding Date of the following conditions precedent, PROVIDED that the obligations of any Funding Party shall not be subject to any conditions contained in this SECTION 3.4 which are required to be performed by such Funding Party:

            (a) FUNDING REQUEST. The Lessor and the Administrative Agent shall have received from the Construction Agent or a Lessee the Funding Request therefor pursuant to SECTION 2.2(D).

            (b) CONDITION FULFILLED. As of such Funding Date, the condition set forth in SECTION 3.1(D)(I) shall have been satisfied.

            (c) REPRESENTATIONS. As of such Funding Date, after giving effect to the Funding requested by the Construction Agent or a Lessee on such date, the representations and warranties that each Obligor is deemed to make pursuant to SECTION 2.2(E) shall be true and correct in all material respects on and as of such Funding Date as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

            (d) NO BONDED STOP NOTICE OR FILED MECHANICS LIEN. As of such Funding Date, and as to any Funded Amount requested for any Leased Property on such Funding Date, (i) none of the Lessor, the Administrative Agent or any Lender has received (with respect to such Leased Property) a bonded notice to withhold Loan funds that has not been discharged by the related Lessee or the Construction Agent, and (ii) no mechanics liens or materialmens liens have been filed against such Leased Property that have not been discharged by the related Lessee, bonded over or around in a manner reasonably satisfactory to the Administrative Agent or insured over and around by the Title Insurance Company.

            (e) LEASE SUPPLEMENT. If the Funding relates to a Building that will be leased under a Lease Supplement separate from the Lease Supplement for the related Land, the original of such separate Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Administrative Agent.

            (f) FUNDING TERMINATION DATE. The Funding Termination Date shall not have occurred.

            (g) CREDIT AGREEMENT CONDITIONS. Each condition precedent to the making of Synthetic Lease Loans by the Synthetic Lease Loan Lenders on such date pursuant to the Credit Agreement shall have been satisfied.

            (h) ADDITIONAL REQUIREMENTS FOR FUNDINGS TO FINANCE CONSTRUCTION. As of such Funding Date, and as to any Funded Amount requested for any Leased Property on such Funding Date the Administrative Agent shall have received the following: (i) a copy of each construction contract, architects agreement and similar agreement and all amendments to each with respect to such Leased Property;(ii) a project budget for the construction on the Leased Property certified by the chief financial officer of Lessee outlining amounts spent to date, current funding requirements and balance of budget available for completion; (iii) copies of all change orders for the construction on the Leased Property; (iv) copies of all requests for payment together with supporting documentation submitted by the architect or general contractor; (v) a down-date endorsement to the Title Policy for the Leased Property dated the date of the requested advance; (vi) a statement by the chief financial officer for the Lessee reconciling the budget previously delivered with the construction expenses to the date of the requested Advance; (vii) lien waivers from the General Contractor and the subcontractors that previous invoices have been paid and the only outstanding amount is the current request; and (viii) and such other supporting information as the Administrative Agent may reasonably request from time to time.

      SECTION 3.5 COMPLETION DATE CONDITIONS. The occurrence of the Completion Date with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent:

            (a) TITLE POLICY ENDORSEMENTS; ARCHITECT'S CERTIFICATE. The Construction Agent shall have furnished to each Funding Party (1) the following endorsements to the related Title Policy, if available under Applicable Law affecting the Title Insurance Company (each of which shall be subject to no exceptions other than those reasonably acceptable to the Administrative Agent): a date-down endorsement (redating and confirming the coverage provided under the Title Policy and each endorsement thereto) and a "Form 9" endorsement (if available in the applicable jurisdiction), in each case, effective as of a date not earlier than the date of completion of the Construction, and (2) a certificate of the Architect dated at or about the Completion Date, in form and substance reasonably satisfactory to the Administrative Agent, the Lessor and the B Lenders, and stating that (i) the related Building has been completed substantially in accordance with the Plans and Specifications therefor, and such Leased Property is ready for occupancy, (ii) such Plans and Specifications comply in all material respects with all Applicable Laws in effect at such time, and (iii) to the best of the Architects knowledge, such Leased Property, as so completed, complies in all material respects with all Applicable Laws in effect at such time. The Construction Agent shall also deliver to the Administrative Agent true and complete copies of: (A) an "as built" or "record" set of the Plans and Specifications, (B) an as-built survey of such Leased Property, and (C) copies of a certificate or certificates of occupancy for such Leased Property or other legally equivalent permission to occupy such Leased Property.

            (b) CONSTRUCTION COMPLETION. Any related Construction shall have been completed substantially in accordance with the related Plans and Specifications, the related Deed and all Applicable Laws, and such Leased Property shall be ready for occupancy and operation.

            (c) CONSTRUCTION AGENT CERTIFICATION. The Construction Agent shall have furnished the Lessor, the Administrative Agent and each Lender with a certification of the Construction Agent (substantially in the form of EXHIBIT H) that:

                  (i) all amounts owing to third parties for the related
            Construction have been paid in full (other than contingent obligations for which the Construction Agent has made adequate reserves), and no litigation or proceedings are pending, or to the best of the Construction Agents knowledge, are threatened, against such Leased Property or the Construction Agent or the related Lessee which could reasonably be expected to have a Material Adverse Effect;

                  (ii) all material consents, licenses and permits and other governmental authorizations or approvals required for such Construction of such Leased Property have been obtained and are in full force and effect;

                  (iii) such Leased Property has available all services of
            public facilities and other utilities necessary for use and operation of such Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the related Building and public highways for pedestrians and motor vehicles;

                  (iv) all material agreements, easements and other rights,
            public or private, which are necessary to permit the lawful use and operation of such

            Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and neither the Construction Agent nor the related Lessee has any knowledge of any pending modification or cancellation of any of the same; and the use of such Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

                  (v) all of the requirements and conditions set forth in
            SECTION 3.5(B) hereof have been completed and fulfilled with respect to such Leased Property and the related Construction; and

                  (vi) such Leased Property is in compliance in all material respects with all applicable zoning laws and regulations.

            SECTION 3.6 ADDITION OF LESSEES. After the date hereof, additional Subsidiaries of the Company may become Lessees hereunder and under the other Operative Documents upon satisfaction of the following conditions precedent:

            (a) such Subsidiary and the Guarantor shall have executed and delivered to the Administrative Agent and the Lessor a Joinder Agreement, substantially in the form of EXHIBIT E;

            (b) such Subsidiary shall have delivered to each of the Administrative Agent and the Lessor (x) a certificate of the Secretary or an Assistant Secretary of such Subsidiary, attaching and certifying as to
      (i) the Board of Directors resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its certificate of incorporation, certified as of a recent date by the Secretary of State of its incorporation and (iv) its by-laws, and (y) good standing certificates from the appropriate offices of the States of such Subsidiarys incorporation and principal place of business;

            (c) such Subsidiary shall have delivered an opinion of Locke, Liddell & Sapp, LLP, addressed to each of the Lessor, the Administrative Agent and the Lenders, substantially in the form set forth in EXHIBIT G-1; and

            (d) the Administrative Agent, the Lessor and the Lenders shall have received such other documents, certificates and information as any of them shall have reasonably requested that are consistent with the type of such documentation delivered on the Initial Closing Date.

      SECTION 3.7 REAFFIRMATIONS OF OPERATIVE DOCUMENTS. The Company hereby reaffirms that the Guaranty Agreement is in full force and effect, and the Lessor and each Lessee hereby reaffirms that the Lease is in full force and effect, in each case, after giving effect to this Amended and Restated Master Agreement. The Agent and the Lenders hereby approve each of the First Amendment to Construction Agency Agreement, the First Amendment to Loan Agreement and the First Amendment to Master Lease Agreement, each dated as of the date hereof.

      SECTION 3.8 CERTAIN DELIVERIES. The Company hereby agrees to deliver to the Administrative Agent within sixty (60) days of the date hereof (i) an Appraisal of the Moshannon Leased Property meeting the requirements of SECTION 3.1(A)(VII) and (ii) amendments to the Title Policies relating to the Leased Properties that are in the Transaction on the date hereof increasing the coverage thereunder by an amount equal to (A) 60% TIMES (B) the A Percentage of the Funded Amounts related thereto, if such Leased Property is completed, or of the projected cost of acquisition and construction of such Leased Property, if such Leased Property is still under construction.


                                   ARTICLE IV
                                 REPRESENTATIONS

      SECTION 4.1 REPRESENTATIONS OF OBLIGORS. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each Obligor represents and warrants to each of the other parties hereto as follows:

            (a) CORPORATE EXISTENCE. Each Obligor: (i) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

            (b) FINANCIAL CONDITION. The Obligors have heretofore furnished to each of the Funding Parties the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at December 31, 1999 and the related consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Arthur Andersen LLP, and the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at March 31, 2000 and the related consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for the three-month period ended on such date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Obligors, and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Obligors, as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 2000, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis, except as otherwise indicated in the notes thereto. None of the Obligors has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, in each case, of a type required to be reflected in a balance sheet prepared in accordance with GAAP, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1999, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Obligors from that set forth in said financial statements as at said date.

            (c) LITIGATION. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against any Obligor that, if adversely determined could be reasonably expected to (either individually or in the aggregate) have a Material Adverse Effect.

            (d) NO BREACH. None of the execution and delivery of this Master Agreement and the other Operative Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Obligor is a party or by which any of them or any of their Property is bound or to which any of them is subject (other than such consents as have been obtained and are in full force and effect), or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Operative Documents) result in the creation or imposition of any Lien upon any Property of the Obligors pursuant to the terms of any such agreement or instrument.

            (e) ACTION. Each Obligor has all necessary power, authority and legal right to execute, deliver and perform its obligations under each of the Operative Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Master Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the other Operative Documents to which it is a party when executed and delivered by such Obligor will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (f) APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Operative Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Operative Documents.

            (g) USE OF CREDIT. None of the Obligors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

            (h) ERISA. Each Plan, and, to the knowledge of each Obligor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which any Obligor would be under an obligation to furnish a report to the Funding Parties under SECTION 5.1(A)(VIII) hereof.

            (i) TAXES. The Obligors are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Each Obligor has filed (either directly, or indirectly through the Company) all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly, or indirectly through the Company) all taxes due pursuant to such returns or pursuant to any assessment received by any Obligor, except for any taxes being contested by an Obligor in good faith by proper proceedings as to which no Liens have been created on any Property of any Obligor. The charges, accruals and reserves on the books of the Obligors in respect of taxes and other governmental charges are, in the opinion of the Obligors, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

            (j) INVESTMENT COMPANY ACT. None of the Obligors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            (k) PUBLIC UTILITY HOLDING COMPANY ACT. None of the Obligors is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (l)    Material Agreements and Liens.

                  (i) PART A of SCHEDULE I hereto is a complete and correct
            list, as of the date of this Master Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Obligor, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in PART A of said SCHEDULE I.

                  (ii) PART B of SCHEDULE I hereto is a complete and correct list, as of the date of this Master Agreement, of each Lien securing Indebtedness of any Person and covering any Obligor, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in PART B of said SCHEDULE I.

            (m) ENVIRONMENTAL MATTERS. Each Obligor has obtained all environmental, health and safety permits, licenses and other authorizations required under all applicable Environmental Laws to carry on its business as now being or as currently proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Obligors is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

      In addition, except as set forth in SCHEDULE II hereto:

                  (i) No notice, notification, demand, request for information, citation, summons or order has been issued to any Obligor or about which any Obligor has otherwise become aware, no complaint has been filed against any Obligor or about which any Obligor has otherwise become aware, no penalty has been assessed against any Obligor or about which any Obligor has otherwise become aware and no investigation or review is pending or, to the knowledge of any Obligor, threatened by any governmental authority or other entity with respect to any alleged failure by any Obligor to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any Obligor or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by any Obligor, which has either not been resolved to the satisfaction of the issuing authority or which would not individually or in the aggregate have a Material Adverse Effect.

                  (ii) None of the Obligors owns, operates or leases a
            treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                        1) no polychlorinated biphenyls (PCBs) are or have been
                  present at any site or facility now or previously owned, operated or leased by any Obligor;

                        2) no asbestos or asbestos-containing materials that are
                  friable or bear a reasonable chance of becoming friable are or have been present at any site or facility now or previously owned, operated or leased by any Obligor;

                        3) there are no underground storage tanks for Hazardous
                  Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by any Obligor that are not in material compliance with all applicable Environmental Laws, and there are no surface impoundments for Hazardous Materials, active or abandoned at any site or facility now or previously owned, operated or leased by any Obligor;

                        4) no Hazardous Materials have been Released at, on or
                  under any site or facility now or previously owned, operated or leased by any Obligor in a reportable quantity established by any applicable Environmental Law; and

                        5) no Hazardous Materials have been otherwise Released
                  at, on or under any site or facility now or previously owned, operated or leased by any Obligor that would (either individually or in the aggregate) have a Material Adverse Effect.

                  (iii) None of the Obligors has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. (ss)300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries, which individually or in the aggregate would have a Material Adverse Effect.

                  (iv) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by any Obligor at any facility which is subject to an Environmental Claim which would reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

                  (v) No oral or written notification of a Release of a
            Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by any Obligor is listed or to the knowledge of any Obligor (upon due investigation) proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up, in each case, which has either not been resolved to the satisfaction of the issuing authority or which would not individually or in the aggregate have a Material Adverse Effect.

                  (vi) No Liens have arisen under or pursuant to any
            Environmental Laws on any site or facility owned, operated or leased by any Obligor, and no government action has been taken or is in process that could subject any such site or facility to such Liens and none of the Obligors would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

                  (vii) All investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of any Obligor relating to environmental matters at or affecting any site or facility now or previously owned, operated or leased by any Obligor and that reveal facts, circumstances or conditions that could reasonably be expected to result in a Material Adverse Effect have been made available to the Funding Parties.

            (n) CAPITALIZATION. SCHEDULE V hereto correctly sets forth the number of shares of authorized capital stock of the Company, the class of such shares, the number of each such class outstanding and the par value thereof. All of such outstanding shares are duly and validly issued and outstanding, and (to the Companys knowledge) each of which shares is fully paid and nonassessable. SCHEDULE V hereto correctly sets forth, as of the date hereof, the names of the Persons owning 5% or more of any class of such capital stock, the class or classes of such capital stock owned by each such Person and percentage of the total number of shares of such class owned by each such Person. As of the date hereof, (x) except for those set forth in SCHEDULE V hereto, there are no outstanding Equity Rights with respect to the Company and (y) except for those set forth in SCHEDULE V hereto, there are no outstanding obligations of any Obligor to repurchase, redeem, or otherwise acquire any shares of capital stock of any Obligor to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Obligor.

            (o)    SUBSIDIARIES, ETC.

                  (i) Set forth in PART A of SCHEDULE III hereto is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in PART A of SCHEDULE III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Operative Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in PART A of SCHEDULE III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  (ii) Set forth in PART B of SCHEDULE III hereto is a complete and correct list, as of the date of this Master Agreement, of all Investments (other than Investments disclosed in PART A of said
            SCHEDULE III hereto) held by the Company or any of its Subsidiaries in any Person (other than Investments which are Permitted Investments or deposits maintained with banks in the ordinary course of business) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in PART B of SCHEDULE III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Operative Documents), all such Investments.

            (p) TITLE TO ASSETS. Each Obligor owns and has on the date hereof good and marketable title or valid and subsisting leaseholds (subject only to Liens permitted by SECTION 5.1(F) hereof) to the Properties shown to be owned in the most recent financial statements referred to in SECTION 4.1(B) hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to SECTION 5.1(E) hereof). Each Obligor (a) owns and has on the date hereof, good and marketable title to, or has on the date hereof a valid and subsisting leasehold estate in, and (b) enjoys on the date hereof (and will enjoy on the Initial Closing Date), peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by SECTION 5.1(F) hereof) that are necessary for the operation and conduct of its businesses.

            (q) TRUE AND COMPLETE DISCLOSURE. The information (other than projections), reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Funding Party in connection with the negotiation, preparation or delivery of this Master Agreement and the other Operative Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All projections furnished by or on behalf of the Obligors in writing to the Administrative Agent or any Funding Party for purposes of or in connection with this Agreement or the transactions contemplated hereby were prepared by the Company in good faith based on assumptions determined to be reasonable by the Company under the then existing facts and circumstances. All written information furnished after the date hereof by any Obligor to the Administrative Agent and the Operative Parties in connection with this Master Agreement and the other Operative Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable assumptions, on the date, and under the facts and circumstances, as of which such information is stated or certified. There is no fact actually known to any Obligor that could have a Material Adverse Effect that has not been disclosed herein, in the other Operative Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the B Lenders for use in connection with the transactions contemplated hereby or thereby.

            (r) REAL PROPERTY. Set forth on SCHEDULE IV hereto is a list, as of the date hereof, of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective Property is owned or leased and the location of the respective Property.

            (s) PURPOSE OF FUNDINGS. The proceeds of the Fundings shall be used by the Lessees to purchase the Land from the applicable Sellers and for Construction and related costs.

            (t) HAZARDOUS MATERIALS - Leased Properties. (i) To the best knowledge of the related Lessee, on the Closing Date for each Leased Property, there are no Hazardous Materials present at, upon, under or within such Leased Property or released or transported to or from such Leased Property (except in compliance in all material respects with all Applicable Law).

                  (i) On the related Closing Date, no Governmental Actions have been taken or, to the best knowledge of the related Lessee, are in process or have been threatened, which could reasonably be expected to subject such Leased Property, any Lender or the Lessor to any Claims or Liens with respect to such Leased Property under any Environmental Law which would have a material adverse effect, or would have a Material Adverse Effect on the Lessor or any Lender.

                  (ii) The related Lessee has, or will obtain on or before the date required by Applicable Law, all Environmental Permits necessary to operate each Leased Property in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to obtain such Environmental Permits or to so comply would not have a Material Adverse Effect.

                  (iii) Except as set forth in the related Environmental Audit or in any notice subsequently furnished by the related Lessee to the Administrative Agent and approved by the Administrative Agent in writing prior to the respective times that the representations and warranties contained herein are made or deemed made hereunder, no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to such Lessee, no penalty has been assessed on such Lessee and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person in each case relating to any Leased Property with respect to any alleged material violation or liability of such Lessee under any Environmental Law. To the best knowledge of such Lessee, no material notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to any Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

                  (iv) Each Leased Property and each portion thereof are
            presently in compliance in all material respects with all Environmental Laws, and, to the best knowledge of the related Lessee, there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding such Leased Property (including without limitation the release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a material Claim against such Leased Property, any Funding Party or such Lessee, (B) cause such Leased Property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which such Leased Property is located, or (D) prevent or materially interfere with the continued operation and maintenance of such Leased Property as contemplated by the Operative Documents.

            (u) LEASED PROPERTY. Except as disclosed by the related Lessee to the Administrative Agent in writing and approved by the Administrative Agent in writing prior to the respective times that the representations and warranties contained herein are made or deemed made, the present condition of each Leased Property conforms in all material respects with all conditions or requirements of all existing material permits and approvals issued with respect to such Leased Property, and the related Lessees future intended use of such Leased Property under the Lease does not, in any material respect, violate any Applicable Law. To the best knowledge of the related Lessee, no material notices, complaints or orders of violation or non-compliance have been issued or threatened or contemplated by any Governmental Authority with respect to any Leased Property or any present or intended future use thereof. All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of each Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to such Lessees best knowledge will be, obtained and are or will be in full force and effect, and Lessee has no knowledge of any pending material modification or cancellation of any of the same.

SECTION 4.2 SURVIVAL OF REPRESENTATIONS AND EFFECT OF FUNDINGS.

            (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in SECTION 4.1 shall survive delivery of the Operative Documents and every Funding, and shall remain in effect until all of the Obligations are fully and irrevocably paid.

            (b) EACH FUNDING A REPRESENTATION. Each Funding accepted by any Lessee or the Construction Agent shall be deemed to constitute a representation and warranty by each Obligor to the effect of SECTION 4.1.

      SECTION 4.3 REPRESENTATIONS OF THE LESSOR. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, in each case, with respect to each of the Leased Properties, the Lessor represents and warrants to the Administrative Agent, the Lenders, the Company and the Lessees as follows:

            (a) SECURITIES ACT. The interest being acquired or to be acquired by the Lessor in such Leased Property is being acquired for its own account, without any view to the distribution thereof or any interest therein, PROVIDED that the Lessor shall be entitled to assign, convey or transfer its interest in accordance with SECTION 6.1.

            (b) DUE ORGANIZATION, ETC. The Lessor is a limited partnership duly organized and validly existing in good standing under the laws of Texas and each state in which a Leased Property is located and has full power, authority and legal right to execute, deliver and perform its obligations under the Lease, this Master Agreement and each other

      Operative Document to which it is or will be a party.

            (c) DUE AUTHORIZATION; ENFORCEABILITY, ETC. This Master Agreement and each other Operative Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors rights generally and by general equitable principles.

            (d) NO CONFLICT. The execution and delivery by the Lessor of the Lease, this Master Agreement and each other Operative Document to which the Lessor is or will be a party, are not or will not be, and the performance by the Lessor of its obligations under each will not be, inconsistent with its Partnership Agreement, do not and will not contravene any Applicable Law and do not and will not contravene any provision of, or constitute a default under, any Contractual Obligation of Lessor, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority, except such as have been obtained, given or accomplished, and the Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

            (e) LITIGATION. There are no pending or, to the knowledge of the Lessor, threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency with respect to any Operative Document or that would have a material adverse effect upon the ability of the Lessor to perform its obligations under this Master Agreement or any other Operative Documents to which it is or will be a party.

            (f) LESSOR LIENS. No Lessor Liens (other than those created by the Operative Documents) exist on any Closing Date on the Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Master Agreement or any other Operative Document to which it is or will be a party will not subject any Leased Property, or any portion thereof, to any Lessor Liens (other than those created by the Operative Documents).

            (g) EMPLOYEE BENEFIT PLANS. The Lessor is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

            (h) GENERAL PARTNER. The sole general partner of the Lessor is Atlantic Financial Managers, Inc.

            (i) FINANCIAL INFORMATION. (A) The unaudited balance sheet of the Lessor as

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
      of December 31, 1999 and the related statements of income, partners capital and cash flows for the year then ended, copies of which have been delivered to the Administrative Agent and Lessee, fairly present, in conformity with sound accounting principles, the financial condition of the Lessor as of such date and the results of operations and cash flows for such period.

                  (B) Since December 31, 1999, there has been no event, act, condition or occurrence having a material adverse effect upon the financial condition, operations, performance or properties of the Lessor, or the ability of the Lessor to perform in any material respect its obligations under the Operative Documents.

            (j) NO OFFERING. The Lessor has not offered the Notes to any Person in any manner that would subject the issuance thereof to registration under the Securities Act or any applicable state securities laws.

      SECTION 4.4 REPRESENTATIONS OF EACH LENDER. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each B Lender represents and warrants to the Lessor and to the Lessees as follows:

            (a) SECURITIES ACT. Such B Lender has not assigned, conveyed or transferred its interest in the Loans in violation of the Securities Act.

            (b) EMPLOYEE BENEFIT PLANS. Such B Lender is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.


                                   ARTICLE V
                     COVENANTS OF THE COMPANY AND THE LESSOR

      SECTION 5.1 AFFIRMATIVE COVENANTS. The Company covenants and agrees that:

            (a) FINANCIAL STATEMENTS, ETC. The Company shall deliver to each of the Administrative Agent, the Lessor and the B Lenders (in such form as shall be satisfactory to the Administrative Agent):

                  (i) no later than January 15 of each year, a budget (on a
            monthly basis) for the Company and its Subsidiaries for such year (including consolidating and consolidated statements of income, cash flow and balance sheets prepared in accordance with GAAP); and promptly after any material revision to such budget, such budget as so revised;

                  (ii) as soon as available and in any event within 30 days
            after the end of each month, consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for such month and for the period from the beginning of the respective fiscal year to the end of such month, and the related consolidated balance sheets of the Company and its Subsidiaries as at the end of such month, setting forth in each case in comparative form the corresponding consolidated and consolidating figures provided in the budget required under SECTION 5.1(A)(I) hereof for such period, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments with the absence of footnotes);

                  (iii) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, (A) a statement of occupancy rates at each of the facilities owned or maintained by the Company and its Subsidiaries as at the end of such period, and a statement of occupancy revenues and the direct costs of occupancy for each Correctional and Detention Facility Contract for such period and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, in each case setting forth in comparative form the corresponding figures for the corresponding periods in the budget required under SECTION 5.1(A)(I) hereof and (B) an analysis of the chief financial officer of the financial condition of the Company and its Subsidiaries, on a consolidated and consolidating basis, as of the end of such period, including (without limitation) a reconciliation to the budget required under SECTION 5.1(A)(I) hereof;

                  (iv) as soon as available and in any event within 90 days
            after the end of each fiscal year of the Company, consolidated and consolidating statements of income and retained earnings, and a consolidated statement of cash flow, of the Company and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (A) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing (which opinion shall not contain any Impermissible Qualification), which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and by a management letter or similar letter submitted to the Company by such accountants and (B) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

                  (v) promptly upon their becoming available, copies of all
            registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                  (vi) to the extent not previously furnished to the Lessor, the
            B Lenders or the Administrative Agent in such capacity, promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (vii) without duplication of any provision of SUBSECTION (IV)
            above, promptly after the receipt by the Company thereof, copies of each report submitted to any Obligor by independent accountants in connection with any annual, interim or special audit of the books of any Obligor made by such accountants, or any management letters or similar documents submitted to any Obligor by such accountants;

                  (viii) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                        1) any reportable event, as defined in Section 4043(b)
                  of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
                  Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
                  Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                        2) the distribution under Section 4041 of ERISA of a
                  notice of intent to terminate any Plan or any action taken by the Company or an

                  ERISA Affiliate to terminate any Plan;

                        3) the institution by PBGC of proceedings under Section
                  4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                        4) the complete or partial withdrawal from a
                  Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                        5) the institution of a proceeding by a fiduciary of any
                  Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                        6) the adoption of an amendment to any Plan that,
                  pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                  (ix) without prejudice as to whether a Default has occurred, promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

                  (x) promptly after the termination or expiration of any
            Correctional and Detention Facility Agreement, PRO FORMA financial projections prepared by the Company demonstrating that after giving effect to such termination or expiration (and any replacement Correctional and Detention Facility Agreement therefor) the Company will be in compliance with its obligations under SECTIONS 5.1(J),
            (K), (L), (M), (N) and (O) hereof for the period commencing on the date of such termination and ending on the Lease Termination Date; and

                  (xi) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) available to the Company, as any B Lender, the Lessor or the Administrative Agent may reasonably request.

      The Company will furnish to each of the Lessor, each B Lender and the Administrative Agent, at the time it furnishes each set of financial statements pursuant to PARAGRAPH (II), (III) or (IV) above, a certificate of a senior financial officer of the Company to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto). In addition, at the time the Company furnishes to each of the Lessor, each B Lender and the Administrative Agent, the financial statements required pursuant to PARAGRAPH (III) above, the Company shall furnish to each of the Lessor, each B Lender and the Administrative Agent, a certificate of a senior financial officer setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with SECTIONS 5.1(I), (K), (L), (M),(N) and (O) hereof as of the date as of which such financial statements have been provided. Further, upon the request of any B Lender, at the time the Company furnishes the financial statements required pursuant to paragraph (ii) above, the Company shall furnish to each of the Lessor, each B Lender and the Administrative Agent, a certificate of a senior financial officer setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with SECTIONS 5.1(I), (K), (L), (M), (N) and (O) hereof as of date as of which such financial statements have been provided.

            (b) LITIGATION. The Company will promptly give to each B Lender and the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

            (c) EXISTENCE, ETC. The Company will, and will cause each of its Subsidiaries to:

                  (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

                  (ii) comply with the requirements of all applicable laws,
            rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could be reasonably expected to (either individually or in the aggregate) have a Material Adverse Effect;

                  (iii) pay and discharge all taxes, assessments and
            governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (iv) maintain all of its Properties necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted;

                  (v) keep adequate records and books of account, in which
            complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                  (vi) upon notice to the Company, permit representatives of any
            B Lender, the Lessor or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such B Lender, the Lessor or the Administrative Agent (as the case may be).

            (d) INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations of comparable size engaged in the same or similar business and similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations. The Company will in any event maintain (with respect to itself and each of its Subsidiaries):

                  (i) CASUALTY INSURANCE -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Company and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to such reasonable and customary deductibles as shall be satisfactory to the Required Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (A) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 100% of the actual replacement cost of such assets, subject to deductibles as aforesaid and (B) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid, PROVIDED that insurance in respect of Perils consisting of floods shall not be required to be obtained except upon 30 days prior notice from the Administrative Agent.

                  (ii) AUTOMOBILE LIABILITY INSURANCE FOR BODILY INJURY AND
            PROPERTY DAMAGE -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Company or any of its Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

                  (iii) COMPREHENSIVE GENERAL LIABILITY INSURANCE -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of the Company and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

                  (iv) WORKERS COMPENSATION INSURANCE -- workers compensation insurance (including, without limitation, Employers Liability Insurance) to the extent required by applicable law.

                  (v) BUSINESS INTERRUPTION INSURANCE -- insurance against loss of operating income (up to an aggregate amount equal to $20,000,000 and subject to a deductible, or self-insured amount, not in excess of $100,000) by reason of any Peril.

                  (vi) PROFESSIONAL LIABILITY INSURANCE -- professional
            liability insurance in an amount equal to at least $10,000,000.

Such insurance shall be written by financially responsible companies selected by the Company and (except for automobile insurance) having an A.M. Best rating of "A" or better and being in a financial size category of VII or larger (or, with respect to professional liability insurance only, an equivalent rating by a European equivalent of A.M. Best), or by other companies acceptable to the Required Lenders, and (other than for workers compensation) shall name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this SECTION 5.1(D) shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Funding Parties shall not be invalidated by any act or negligence of the Company or any Person having an interest in any Property covered by the Mortgage (as defined in the Credit Agreement) nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Company will advise the Administrative Agent promptly of any significant policy cancellation (other than any such cancellation in connection with the replacement thereof), reduction or amendment.

      On or before the Initial Closing Date, the Company will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the December 31 falling at least six months after the date hereof, subject only to the payment of premiums as they become due. Thereafter, the Company will maintain all insurance required to be maintained by the Company hereunder through the December 31 of each subsequent calendar year, subject only to the payment of premiums as they become due and the availability of such coverage. In addition, the Company will not modify any of the provisions of any policy with respect to professional liability insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent accompanied by a written report of Summit Global Partners, or any other firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Funding Parties and the Administrative Agent, is in compliance with the provisions of this SECTION 5.1(D), and is comparable in all respects with insurance carried by responsible owners and operators of businesses similar to those of the Company and its Subsidiaries. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this SECTION 5.1(D) unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

      Without limiting the obligations of the Company under the foregoing provisions of this SECTION 5.1(D), in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this SECTION 5.1(D), then the Administrative Agent may (upon notice to the Company), but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Required Lenders) shall deem appropriate, and the Company shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

      For purposes hereof, the term "PERIL" shall mean, collectively, fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Company and its Subsidiaries are located.

            (e) PROHIBITION OF FUNDAMENTAL CHANGES. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for (w) purchases of inventory and other Property to be sold or used in the ordinary course of business, (x) Investments permitted under SECTION 5.1(H) hereof, (y) Capital Expenditures permitted under
      SECTION 5.1(O) hereof and (z) other acquisitions so long as the aggregate consideration paid by the Obligors for all such acquisitions does not exceed $250,000. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business, or any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms (so long as the aggregate fair market value of all such Property disposed of shall not exceed (x) $3,000,000 in the aggregate and (y) $1,000,000 in any year),
      (ii) the granting of Liens to secure the Senior Notes, the Obligations and any Future Synthetic Lease Financing, (iii) Municipal Transaction Transfers so long as (x) the aggregate consideration received by the Obligors in connection with any Municipal Transaction Transfer is not less than the depreciated book value of the Property that is the subject of such Municipal Transaction Transfer, and (y) the aggregate Net Available Proceeds of all Municipal Transaction Transfer does not exceed $175,000,000, (iv) sale lease-back transactions that the Obligors are permitted to enter into pursuant to Section 5.1(p) hereof, and (v) other dispositions so long as the aggregate fair market value of all Property so disposed of does not exceed $250,000).

            (f) LIMITATION ON LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except (without duplication):

                  (i) Liens created pursuant to the Security Documents (as
            defined in the Credit Agreement) or the Operative Documents;

                  (ii) Liens in existence on the date hereof and listed in PART
            B of SCHEDULE I hereto;

                  (iii) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                  (iv) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

                  (v) pledges or deposits under worker's compensation,
            unemployment insurance and other social security legislation;

                  (vi) deposits to secure the performance of bids, trade
            contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (vii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (viii) Liens upon real and/or tangible personal Property
            acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its

            Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

                  (ix) Liens on the Property of a designated subsidiary securing
            Indebtedness permitted pursuant to SECTION 5.1(G)(V) hereof;

                  (x) Liens securing the Senior Notes that are PARI PASSU with the Liens under the Security Documents (as defined in the Credit Agreement); and

                  (xi) Liens securing any Future Synthetic Lease Financing that are PARI PASSU with the Liens under the Security Documents.

            (g) INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except (without duplication):

                  (i) Indebtedness arising pursuant to the Operative Documents and Indebtedness arising under the Credit Agreement;

                  (ii) Indebtedness outstanding on the date hereof and listed in
            PART A of SCHEDULE I hereto;

                  (iii) Indebtedness of Subsidiaries of the Company to the
            Company or to other Subsidiaries of the Company;

                  (iv) Indebtedness of the Company and its Subsidiaries secured by Liens permitted under SECTION 5.1(F) hereof up to but not exceeding $1,000,000 at any one time outstanding;

                  (v) Indebtedness of one or more newly-created Subsidiaries of the Company that the Company requests be permitted to incur Indebtedness under this SECTION 5.1(G)(V) and the Combined Determination Parties agree shall be permitted to incur Indebtedness under SECTION 5.1(G)(V) (provided that the Funding Parties shall not condition their agreement on the payment of a fee), in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;

                  (vi) Indebtedness consisting of the Senior Notes, any
            Subordinated Notes, the Obligations and any Future Synthetic Lease Financing; and

                  (vii) additional Indebtedness of the Company and its
            Subsidiaries (including, without limitation, Capital Lease Obligations) up to but not exceeding $2,000,000 at any one time outstanding.

            (h) INVESTMENTS. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                  (i) The loans identified in PART B of SCHEDULE III hereto, with the terms and conditions set forth in PART B of SCHEDULE III hereto, PROVIDED that the aggregate principal amount of such loans, together with accrued interest thereon, does not exceed $1,300,000;

                  (ii) operating deposit accounts with banks;

                  (iii) Permitted Investments;

                  (iv) Investments by the Company and its Subsidiaries in
            capital stock of Subsidiaries of the Company to the extent outstanding on the date of the financial statements of the Company and its Subsidiaries referred to in Section 4.1(B) hereof and advances by the Company and its Subsidiaries to Subsidiaries of the Company in the ordinary course of business or in connection with a Relevant Transaction financed with Loans;

                  (v) Interest Rate Protection Agreements required to be
            maintained under the Credit Agreement;

                  (vi) additional Investments up to but not exceeding $200,000 in the aggregate;

                  (vii) existing and future Investments comprised of stocks, bonds and notes of existing or former account debtors of the Obligors if such Investment was received pursuant to the consummation of a bankruptcy plan of reorganization or similar proceedings of such account debtor

                  (viii) loans or advances by the Company or any of its
            Subsidiaries to employees in the ordinary course of business in an aggregate amount at anyone time outstanding not to exceed $250,000.

            (i) DIVIDEND PAYMENTS. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time; PROVIDED that the Company may (i) repurchase shares of its capital stock so long as the aggregate amount paid by the Company for all such repurchases does not exceed $2,500,000 in any fiscal year of the Company and $7,500,000 in the aggregate and (ii) declare or make stock splits which do not decrease the percentage ownership of any Person in any class of the capital stock of the Company.

            (j) EBITDAR RATIO I. The Company will not permit the EBITDAR Ratio I with respect to any period ending on a date that falls within any period set forth below under the column entitled "Period" to exceed the applicable ratio set forth under the caption "Ratio" opposite such period:

      PERIOD                                               RATIO
      ------------------------------                      ---------
      The date hereof through and
      including March 31, 2001                            3.75 to 1

      April 1, 2001 through and
      including December 31, 2001                         3.50 to 1

      January 1, 2002 through and
      including June 30, 2002                             3.25 to 1

      July 1, 2002 through and
      including December 31, 2002                         3.00 to 1

      January 1, 2003 through and
      including June 30, 2003                             2.75 to 1

      July 1, 2003 through and
      including June 30, 2004                             2.50 to 1

      July 1, 2004 and all times
      thereafter                                          2.25 to 1

            (k) EBITDAR RATIO II. The Company will not permit the EBITDAR Ratio II with respect to any period ending on a date that falls within any period set forth below under the column entitled "Period" to exceed the applicable ratio set forth under the caption "Ratio" opposite such period:

      PERIOD                                               RATIO
      ------------------------------                      ---------
      The date hereof through and
      including March 31, 2001                            5.00 to 1

      April 1, 2001 through and
      including September 30, 2001                        4.50 to 1

      October 1, 2001 through and
      including March 31, 2002                            4.25 to 1

      April 1, 2002 through and
      including September 30, 2002                        4.00 to 1

      October 1, 2002 through and
      including March 31, 2003                            3.75 to 1

      April 1, 2003 through and
      including June 30, 2004                             3.50 to 1

      July 1, 2004 and all times
      thereafter                                          3.25 to 1

            (l) NET WORTH. The Company will not permit its Net Worth, as at the last day of any fiscal quarter of the Company (a "CALCULATION DATE")to be less than the sum of the following

                  (i) $90,000,000, PLUS

                  (ii) an amount equal to 50% of the aggregate net income of the
            Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for each fiscal quarter of the Company for which such net income is a positive number, commencing with the fiscal quarter ending on September 30, 2000 and ending with the fiscal quarter ending on the Calculation Date, PLUS

                  (iii) an amount equal to the aggregate Net Available Proceeds received in respect of Equity Issuances during the period commencing on July 1, 2000 and ending on the last day of such fiscal quarter.

            (m) INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio with respect to any period ending on a date that falls within any period set forth below under the column entitled "Period" to be less than the applicable ratio set forth under the caption "Ratio" opposite such period:

      PERIOD                                               RATIO
      ------------------------------                      ---------
      the date hereof through and
      including March 31, 2003                            2.00 to 1

      April 1, 2003 through and
      including December 31, 2003                         2.25 to 1

      January 1, 2004 through and
      including June 30, 2004                             2.50 to 1

      July 1, 2004 and all times
      thereafter                                          2.75 to 1

            (n) FIXED CHARGES RATIO. The Company will not permit the Fixed Charges Ratio with respect to any period ending on a date that falls within any period set forth below under the column entitled "Period" to be less than the applicable ratio set forth under the caption "Ratio" opposite such period:

      PERIOD                                               RATIO
      ------------------------------                      ---------
      The Date hereof through and
      including March 31, 2001                            1.55 to 1

      April 1, 2001 through and
      including June 30, 2003                             1.60 to 1

      July 1, 2003 and all times
      thereafter                                          1.50 to 1

            (o) CAPITAL EXPENDITURES. The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures at any time, except for the following:

                  (i) maintenance Capital Expenditures in an aggregate amount in any year not to exceed an amount equal to 3% of the total revenues of the Company and its Subsidiaries for such year; and

                  (ii) Capital Expenditures made in connection with Eligible
            Acquisitions and Eligible New Contracts.

            (p) SALE LEASE-BACK TRANSACTIONS. Except for Municipal Transactions, the Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person whereby the Company or such Subsidiary shall sell or otherwise transfer any of its Property, whether now owned or hereafter acquired, and thereafter rent or lease such Property or similar Property for substantially the same use or uses as the Property sold or transferred unless the following conditions are satisfied: (1)the consideration received by the Company or such Subsidiary in connection with such transfer is at least equal to the fair market value of the Property so transferred (as reasonably determined by the board of directors of the Company), (2) all of the net proceeds received by the Company or any of its Subsidiaries in connection with any such transaction are used by the Company, within 12 months of the receipt thereof, to either (a) acquire other Property in compliance with the term of this Agreement and/or (b) repay or prepay Indebtedness of the Company or any of its Subsidiaries (other than any Subordinated Notes) and (3) the aggregate consideration received by the Obligors in connection with all such sale lease-back transactions entered into after the date hereof shall not exceed $20,000,000.

            (q) DISCOUNT OF ACCOUNTS. The Company will not, and will not permit any of its Subsidiaries to, sell (with or without recourse) or discount any of their accounts receivable.

            (r) LINES OF BUSINESS. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the business of operating correctional and/or detention facilities, juvenile facilities, pre-release facilities and substance abuse rehabilitation facilities and related lines of business.

            (s) TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Master Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); PROVIDED that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate or the payment of management or similar fees by the Company or a Subsidiary to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

            (t) USE OF PROCEEDS. The Lessees will use the proceeds of the Fundings solely to acquire Land and Buildings and fund Construction and related costs.

            (u)    Certain Obligations Respecting Subsidiaries.

                  (i) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary.

                  (ii) In the event that any additional shares of capital stock shall be issued by any Subsidiary of the Company, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement (as defined in the Credit Agreement) the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

                  (iii) The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company are Subsidiary Guarantors and, thereby, "Obligors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary, the Company or the respective Subsidiary will cause such new Subsidiary to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder pursuant to a written instrument in form and substance satisfactory to each Lender and the Administrative Agent, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as any Funding Party or the Administrative Agent shall have requested.

            (v) MODIFICATIONS OF CERTAIN DOCUMENTS. No Obligor will consent to any material modification, supplement or waiver of any of the provisions of any Correctional and Detention Facility Contract or any of the subordination provisions of the 2000 Subordinated Notes Documentation (except to the extent permitted by Section 2.11 of the 2000 Subordination Agreement) or any other Subordinated Notes Documents.

            (w) THE CORNELL COX GROUP, L.P. The Cornell Cox Group, L.P., a Delaware limited partnership, shall not hold or acquire any Property and shall not incur any Indebtedness or other liabilities in addition to those in existence as of the date hereof, which are correctly set forth on
      SCHEDULE VI hereto.

            (x) PREPAYMENT OF 2000 SUBORDINATED DEBT. Neither the Company nor any of its Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Notes, except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Notes; provided that any such prepayments may be made so long as (i) no Funded Amounts are outstanding and (ii) no Default shall be continuing.

      SECTION 5.2 FURTHER ASSURANCES. Upon the written request of the Lessor or the Administrative Agent, each Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents, to be recorded or filed at such places and times in such manner, as may be necessary to preserve, protect and perfect the interest of the Lessor, the Administrative Agent and the B Lenders in the Leased Properties as contemplated by the Operative Documents.

      SECTION 5.3 ADDITIONAL REQUIRED APPRAISALS. If, as a result of any change in Applicable Law after the date hereof, an appraisal of all or any of the Leased Properties is required during the Lease Term under Applicable Law with respect to any Funding Partys interest therein, such Funding Partys Funded Amount with respect thereto or the Operative Documents, then the related Lessee(s) shall pay the reasonable cost of such appraisal, but no more than one time during each 24 month period after the Initial Closing Date.

      SECTION 5.4 LESSOR'S COVENANTS. The Lessor covenants and agrees that, unless the Administrative Agent, the Company, and the B Lenders shall have otherwise consented in writing:

            (a) the proceeds of the Loans received from the Lenders will be used by the Lessor solely to acquire the related Leased Property and to pay the Construction Agent or the related Lessee for certain closing, development and transaction costs associated therewith and, if applicable, for the costs of Construction (including capitalized interest and fees). No portion of the proceeds of the Loans will be used by the Lessor (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation or (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock;

            (b) it shall not engage in any business or activity, or invest in any Person, except for the Transaction and lease transactions similar to the Transaction;

            (c) it will maintain tangible net worth in an amount no less than the sum of (i) $100,000 PLUS (ii) 3% of its total assets (calculated assuming no reduction in the value of any leased property from its original cost to the Lessor);

            (d) it will deliver to the Administrative Agent and the Company, as soon as available and in any event within 90 days after the end of each fiscal year, a balance sheet of the Lessor as of the end of such fiscal year and the related statements of income, partners capital and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, together with copies of its tax returns, all certified by an officer of the General Partner (and if the Lessor ever prepares audited financial statements, it shall deliver copies thereof to the Administrative Agent and the Company);

            (e) it will permit the Administrative Agent, the Company and their respective representatives to examine, and make copies from, the Lessors books and records, and to visit the offices and properties of the Lessor for the purpose of examining such materials, and to discuss the Lessors performance hereunder with any of its, or its general partners, officers and employees;

            (f) it shall not consent to the creation of any easement or other restriction against any Leased Property other than as permitted pursuant to Article VI of the Lease;

            (g) it shall promptly discharge each Lessor Lien and shall indemnify and hold harmless the B Lenders and the Lessees for any costs or expenses related to a Lessor Lien and discharging such Lessor Lien, including, without limitation, any diminution in value of any Leased Property resulting from such Lessor Liens;

            (h) it may not consolidate with or merge into any other Person or sell all or substantially all of its assets to any Person;

            (i) it shall not sell, mortgage or encumber or assign or otherwise grant any Lien upon, its right, title, interest or obligations in the Leased Property or under any Operative Document, other than an assignment and security interest to the Administrative Agent and the B Lenders pursuant to the Loan Documents; and

            (j) it shall comply with all of its obligations under the Operative Documents, except to the extent that compliance is prevented by any failure on the part of any Lessee or the Company to perform its obligations under the Lease.


                                   ARTICLE VI
                         TRANSFERS BY LESSOR AND LENDERS

      SECTION 6.1 LESSOR TRANSFERS. The Lessor shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any Leased Property or any of the Operative Documents without the prior written consent of the Lenders and the Company. Any proposed transferee of the Lessor shall make the representation set forth in SECTION 4.3 to the other parties hereto.

      SECTION 6.2 LENDER TRANSFERS.

            (a) Any B Lender may make, carry or transfer its B Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such B Lender.

            (b) Each B Lender may assign all or a portion of its interests, rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitment and the B Loans at the time owing to it) to any Eligible Assignee; PROVIDED, HOWEVER, that (i) subject to Section 14.9(c) of the Lease, the Administrative Agent and, except during the continuance of a Default, the Company must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning B Lender, (ii) unless such B Lender is assigning all of its Commitment, after giving effect to such assignment, the Commitment of both the assignor and the assignee is at least $1,000,000,(iii) such B Lender will assign its Commitment hereunder and its commitment under the Credit Agreement, and its B Loans and its Synthetic Lease Loans, together, on a pro rata basis, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and, unless such assignment is to an Affiliate of such B Lender, a processing and recordation fee of $3,000. No Lessee shall be responsible for such processing and recordation fee or any costs or expenses incurred by any B Lender or the Administrative Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Master Agreement and the Loan Agreement.

            (c) Each B Lender may, without the consent of the Company or any Lessee, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitment and the B Loans owing to it), PROVIDED, HOWEVER, that (i) such B Lenders obligations under this Master Agreement and the Loan Agreement shall remain unchanged,
      (ii) such B Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to any greater benefit than its selling Lender under the cost protection provisions contained in Section
      7.5 of this Master Agreement, and (iv) each Lessee, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such B Lender in connection with such B Lenders rights and obligations under this Master Agreement and the other Operative Documents, and such B Lender shall retain the sole right to enforce the obligations of Lessor relating to the B Loans and to approve any amendment, modification or waiver of any provisions of this Master Agreement and the Loan Agreement (except that such Lender may permit the participant to approve any amendment, modification or waiver which would reduce the principal of or the interest rate on its B Loan, extend the term of such B Lenders Commitment, reduce the amount of any fees to which such participant is entitled or extend the final scheduled payment date of any B Loan). Any B Lender selling a participation hereunder shall provide prompt written notice to the Administrative Agent of the name of such participant.

            (d) Any B Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company or its Subsidiaries furnished to such B Lender by or on behalf of the Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by this Master Agreement. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Administrative Agent or Lessee relating to such confidential information unless otherwise properly disposed of by such entity.

            (e) Any B Lender may at any time assign all or any portion of its rights under this Master Agreement and the Notes to a Federal Reserve Bank; PROVIDED that no such assignment shall release such B Lender from any of its obligations hereunder.

                                   ARTICLE VII
                                 INDEMNIFICATION

      SECTION 7.1 GENERAL INDEMNIFICATION. Each of the Company and each Lessee, jointly and severally, agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted, or threatened to be asserted, against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to any Closing Date or after the Lease Termination Date, in any way relating to or arising out of:

            (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

            (b) any Land, any Building or any part thereof or interest therein, including any Ground Lease;

            (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in any Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation or alleged violation of law or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, (iii) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Property or any part thereof, (iv) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by any Lessee pursuant to the Lease which are in effect at any time with respect to any Leased Property or any part thereof, (v) any Claim for patent, trademark or copyright infringement, (vi) Claims arising from any public improvements with respect to any Leased Property resulting in any charge or special assessments being levied against any Leased Property or any Claim for utility "tap-in" fees, and (vii) Claims for personal injury or real or personal property damage occurring, or allegedly occurring, on any Land, Building or Leased Property;

            (d) the breach or alleged breach by any Lessee or the Company of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

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
            (e) the retaining or employment of any broker, finder or financial advisor by the Company or any Lessee to act on its behalf in connection with this Master Agreement, or the incurring of any fees or commissions to which the Lessor, the Administrative Agent or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Master Agreement (other than fees or commissions due to any broker, finder or financial advisor retained by the Lessor, the Administrative Agent or any Lender);

            (f) the existence of any Lien (other than Lessor Liens) on or with respect to any Leased Property, the Construction, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent, any Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by any Lessee or Alterations constructed by any Lessee;

            (g) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in
      Section 4975(c) of the Code; or

            (h) any act or omission by the Company or any Lessee under any Purchase Agreement or any other Operative Document, and any breach of any requirement, condition, restriction or limitation in any Deed, Purchase Agreement or Ground Lease;

PROVIDED, HOWEVER, the neither the Company nor the Lessee shall be required to indemnify any Indemnitee under this SECTION 7.1 for any Claim to the extent that such Claim results from the willful misconduct, gross negligence or misrepresentation of such Indemnitee, or from the failure of the Indemnitee to comply with its obligations under any of the Operative Documents; and, PROVIDED, FURTHER, that with respect to each Construction Land Interest, each Lessees indemnity obligations with respect to such Leased Property shall be governed by
Section 3.3 of the Construction Agency Agreement during the Construction Term therefor. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

      SECTION 7.2 ENVIRONMENTAL INDEMNITY. In addition to and without limitation of SECTION 7.1 or Section 3.3 of the Construction Agency Agreement, each of the Company and each Lessee, jointly and severally, agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of any Leased Property), damages, liabilities, fines, penalties, charges, suits, settlements, demands, administrative and judicial proceedings (including informal proceedings and investigations) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses actually incurred in connection therewith (including, but not limited to, reasonable attorneys and/or paralegals fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of

                  (i) the presence on or under any Land of any Hazardous
            Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Land,

                  (ii) any activity, including, without limitation,
            construction, carried on or undertaken on or off any Land, and whether by a Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of a Lessee or any predecessor in title, or any other Person, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Land,

                  (iii) loss of or damage to any property or the environment
            (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case to the extent related to any Leased Property,

                  (iv) any claim concerning any Leased Propertys lack of
            compliance with Environmental Laws, or any act or omission causing an environmental condition on or with respect to any Leased Property that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or

                  (v) any residual contamination on or under any Land, or
            affecting any natural resources on any Land, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials on or from any Leased Property; in each case irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case with respect to the matters described in the foregoing CLAUSES (I) through (V) that arise or occur

            (w)    prior to or during the Lease Term,

            (x) at any time during which a Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses any Leased Property or any portion thereof, or

            (y) during any period after and during the continuance of any Event of Default;

PROVIDED, HOWEVER, neither the Company nor any Lessee shall be required to indemnify any Indemnitee under this SECTION 7.2 for any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

      SECTION 7.3 PROCEEDINGS IN RESPECT OF CLAIMS. With respect to any amount that a Lessee is requested by an Indemnitee to pay by reason of SECTION 7.1 or 7.2, such Indemnitee shall, if so requested by such Lessee and prior to any payment, submit such additional information to such Lessee as such Lessee may reasonably request and which is in the possession of, or under the control of, such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee promptly shall notify the Company of the commencement thereof (PROVIDED that the failure of such Indemnitee to promptly notify the Company shall not affect the Companys or any Lessees obligation to indemnify hereunder except to the extent that any Lessees ability to contest is materially prejudiced by such failure), and a Lessee shall be entitled, at its expense, to participate in, and, to the extent that a Lessee desires to, assume and control the defense thereof with counsel reasonably satisfactory to such Indemnitee; PROVIDED, HOWEVER, that such Indemnitee may pursue a motion to dismiss such Indemnitee from such action, suit or proceeding with counsel of such Indemnitees choice at the Lessees expense; and PROVIDED FURTHER that a Lessee may assume and control the defense of such proceeding only if the Company shall have acknowledged in writing its and each Lessees obligations to fully indemnify such Indemnitee in respect of such action, suit or proceeding, Lessees shall pay all reasonable costs and expenses related to such action, suit or proceeding as and when incurred and the related Lessee shall keep such Indemnitee fully apprised of the status of such action suit or proceeding and shall provide such Indemnitee with all information with respect to such action suit or proceeding as such Indemnitee shall reasonably request; and, PROVIDED FURTHER, that no Lessee shall be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of civil liability on such Indemnitee in excess of $5,000,000 or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessees which the Lessees and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by a Lessee in accordance with the foregoing.

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
      If the Lessees fails to fulfill the conditions to a Lessees assuming the defense of any claim after receiving notice thereof on or prior to the date that is fifteen (15) days prior to the date that an answer or response is required, the Indemnitee may undertake such defense, at the Lessees expense. No Lessee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 7.1 or 7.2 that is in excess of $1,000,000 or that acknowledges guilt or fault on the part of the related Indemnitee without the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any claim which is entitled to be indemnified under SECTION 7.1 or 7.2 without the prior written consent of the Company, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under SECTION 7.1 or 7.2 with respect to such Claim.

      Upon payment in full of any Claim by the Lessees pursuant to SECTION 7.1 or 7.2 to or on behalf of an Indemnitee, Lessees, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Lessees and give such further assurances as are reasonably necessary or advisable to enable Lessees vigorously to pursue such claims.

      Any amount payable to an Indemnitee pursuant to SECTION 7.1 or 7.2 shall be paid to such Indemnitee promptly upon, but in no event later than thirty (30) days after, receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

      If for any reason the indemnification provided for in SECTION 7.1 or 7.2 is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then each Lessee agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee on the one hand and by each Lessee on the other hand but also the relative fault of such Indemnitee as well as any other relevant equitable considerations. It is expressly understood and agreed that the right to contribution provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

      SECTION 7.4 GENERAL TAX INDEMNITY.

            (a)    TAX INDEMNITY. Except as otherwise provided in this
      SECTION 7.4, each of the Company and each Lessee, jointly and severally, shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes

      (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "TAXES" and individually as a "TAX" (for the purposes of this SECTION 7.4, the definition of "Taxes" includes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, any Lessee, the Company, any Leased Property or any portion thereof or any Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of any Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to any Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes or any other Operative Documents, (iv) any Leased Property, any Land or any part thereof or any interest therein (including, without limitation, all assessments payable in respect thereof, including, without limitation, all assessments noted on the related Title Policy), (v) all or any of the Operative Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

            (b) Exclusions from General Tax Indemnity. Section 7.4(a) shall not apply to:

                  (i) Taxes on, based on, or measured by or with respect to net income of the Lessor, the Administrative Agent and the Lenders (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental or property Taxes, and (B) withholding Taxes imposed by the United States or any state in which Leased Property is located (i) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the date on which the holder of such Note became the holder of such Note or (ii) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Funded Amounts;

                  (ii) Taxes on, based on, or in the nature of or measured by
            Taxes on doing business, business privilege, franchise, capital, capital stock, net worth, or mercantile license or similar taxes other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state in which Leased Property is located, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase would not have occurred if on each Funding Date the Lessor and the Lenders had advanced funds to a Lessee or the Construction Agent in the form of loans secured by the Leased Property in an amount equal to the Funded Amounts funded on such Funding Date, with debt service for such loans equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loans in a total amount equal to the Funded Amounts at the end of the Lease Term, or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes relating to any Leased Property;

                  (iii) Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Administrative Agent (in its individual capacities) or any Affiliate of any thereof for acting as trustee under the Loan Agreement;

                  (iv) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earlier of
            (A) the expiration of the Lease Term with respect to any Leased Property and, if such Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the Lessees' obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to any Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earlier of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

                  (v) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition or bankruptcy by such Tax Indemnitee or any related Tax Indemnitee of any interest in any Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents, or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the Leased Property by any Lessee,
            (B) any sale or transfer resulting from the exercise by any Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease, and (D) any sale or transfer resulting from the Lessors exercise of remedies under the Lease;

                  (vi) any Tax which is being contested in accordance with the provisions of SECTION 7.4(c), during the pendency of such contest;

                  (vii) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitees gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to such Tax Indemnitee solely by reason of its interest in any Leased Property);

                  (viii) any Tax that results from a Tax Indemnitee engaging, with respect to any Leased Property, in transactions other than those permitted by the Operative Documents;

                  (ix) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return or pay a Tax that it is required to file or pay in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where Lessee did not give timely notice to such Tax Indemnitee of such filing or payment requirement that would have permitted a proper and timely filing of such return or payment of such Tax, as the case may be, or (B) results from the failure of a Lessee to supply information necessary for the proper and timely filing of such return or payment of such Tax, as the case may be, that was not in the possession of such Tax Indemnitee; and

                  (x) as to Lessor, any Tax that results from the breach by the
            Lessor of its representation and warranty made in SECTION 4.2(g) or as to any Lender the breach of such Lender of its representation and warranty made in SECTION 4.3(b).

            (c) CONTESTS. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which Lessees may have an indemnity obligation pursuant to SECTION 7.4, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessees may have an indemnity obligation pursuant to SECTION 7.4 may be payable, such Tax Indemnitee shall promptly notify the Company. The Company shall be entitled, at its expense, to participate in, and, to the extent that the Company desires to, assume and control the defense thereof; PROVIDED, HOWEVER, that the Company shall have acknowledged in writing its obligation to fully indemnify such Tax Indemnitee in respect of such action, suit or proceeding if the contest is unsuccessful; and, PROVIDED FURTHER, that the Company shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of the Company, on behalf of the Company with representatives reasonably satisfactory to the Company) if and to the extent that, (A) in the reasonable opinion of such Tax Indemnitee, such action, suit or proceeding involves any meaningful risk of imposition of criminal liability or any material risk of civil liability on such Tax Indemnitee in excess of $5,000,000,(B) such proceeding involves Claims not fully indemnified by the Lessees which the Company and the Tax Indemnitee have been unable to sever from the indemnified claim(s), (C) an Event of Default has occurred and is continuing, (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the Transaction and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by Lessees or (E) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if the Company shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to the Company stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful, PROVIDED, HOWEVER, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Company in accordance with the foregoing.

            Each Tax Indemnitee shall at Lessees expense supply the Company with such information and documents in such Tax Indemnitees possession reasonably requested by the Company as are necessary or advisable for the Company to participate in any action, suit or proceeding to the extent permitted by this SECTION 7.4. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this SECTION 7.4 without the prior written consent of the Company, which consent shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified under this SECTION
      7.4 with respect to such Claim.

            Notwithstanding anything contained herein to the contrary, (a) a Tax Indemnitee will not be required to contest (and the Company shall not be permitted to contest except on its own behalf if it is subject thereto) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this SECTION 7.4 with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and
      (b) no Tax Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of Tax Indemnitees counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and the Company shall consult in good faith with each other regarding the conduct of such contest controlled by either.

            (d) REIMBURSEMENT FOR TAX SAVINGS. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by the Company or any Lessee pursuant to this SECTION 7.4 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by the Company or any Lessee pursuant to this SECTION 7.4, such Tax Indemnitee at any time realizes a reduction in any Taxes for which Lessees are not required to indemnify such Tax Indemnitee pursuant to this SECTION 7.4, which reduction in Taxes was not taken into account in computing such payment by Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to the Company (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; PROVIDED that no such payment shall be made so long as an Event of Default shall have occurred and be continuing and, PROVIDED, FURTHER, that the amount payable to the Company by any Tax Indemnitee pursuant to this SECTION 7.4(D) shall not at any time exceed the aggregate amount of all indemnity payments made by the Company and the Lessees under this SECTION 7.4 to such Tax Indemnitee with respect to the Taxes which gave rise to the credit or refund or with respect to the Tax which gave rise to the reduction in Taxes less the amount of all prior payments made to the Company by such Tax Indemnitee under this SECTION 7.4(D). Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from Lessees pursuant to this SECTION 7.4. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to the Company under this SECTION 7.4(D) shall be treated as a Tax for which Lessees are obligated to indemnify such Tax Indemnitee hereunder without regard to
      SECTION 7.4(B) hereof.

            (e) PAYMENTS. Any Tax indemnifiable under this SECTION 7.4 shall be paid by Lessees directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to SECTION 7.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to SECTION 7.4 shall be made to the Tax Indemnitee entitled thereto or the Company, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Master Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that Lessees are required to pay, the Company shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessees payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

            (f) REPORTS. If any Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this SECTION 7.4, such Lessee shall, if such Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the applicable Leased Property in such Lessee); PROVIDED, HOWEVER, that if such Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, such Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, such Lessee shall, upon written request of such Tax Indemnitee, prepare such report, return or statement for filing by such Tax Indemnitee or, if such Tax Indemnitee so requests, provide such Tax Indemnitee with such information as is reasonably available to such Lessee.

            (g) VERIFICATION. At the Company's request, the amount of any indemnity payment by Lessee or any payment by a Tax Indemnitee to the Company pursuant to this SECTION 7.4 shall be verified and certified by an independent public accounting firm selected by the Company and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in the Companys favor of 5% or more of the related indemnity payment, the costs of such verification shall be borne by the Company. In no event shall the Company have the right to

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      review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, PROVIDED that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Master Agreement and that matters of interpretation of this Master Agreement are not within the scope of the independent accounting firms responsibilities.

            SECTION 7.5 Increased Costs, etc.

            (a)    SHARING OF PAYMENTS, ETC.

                  (i) The Company agrees that, in addition to (and without
            limitation of) any right of set-off, banker's lien or counterclaim a Funding Party may otherwise have, each Funding Party shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Funding Party's Funded Amounts or any other amount payable to such Funding Party hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, PROVIDED that such Funding Party's failure to give such notice shall not affect the validity thereof.

                  (ii) If any Funding Party shall obtain from any Obligor
            payment of any principal of or interest on any Funded Amount owing to it or payment of any other amount under this Master Agreement or any other Operative Document through the exercise of any right of set-off, bankers lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein or in any other Operative Document), and, as a result of such payment, such Funding Party shall have received a greater percentage of the principal of or interest on such Funded Amounts or such other amounts then due hereunder or thereunder by such Obligor to such Funding Party than the percentage received by any other Funding Party, it shall promptly purchase from such other Funding Parties participations in (or, if and to the extent specified by such Funding Party, direct interests in) Funded Amounts or such other amounts, respectively, owing to such other Funding Parties (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Funding Parties shall share the benefit of such excess payment (net of any expenses that may be incurred by such Funding Party in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Funded Amounts or such other amounts, respectively, owing to each of the Funding Parties. To such end all the Funding Parties shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

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                  (iii) The Company agrees that any Funding Party so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Funding Party were a direct holder of Funded Amounts or other amounts (as the case may be) owing to such Funding Party in the amount of such participation.

                  (iv) Nothing contained herein shall require any Funding Party to exercise any such right or shall affect the right of any Funding Party to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Funding Party receives a secured claim in lieu of a set-off to which this SECTION 7.5(A) applies, such Funding Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Funding Parties entitled under this SECTION 7.5(A) to share in the benefits of any recovery on such secured claim.

            (b)    Yield Protection, Etc.

                  (i) ADDITIONAL COSTS.

                              1) The Company shall pay directly to each Funding
                        Party from time to time such amounts as such Funding Party may determine to be necessary to compensate such Funding Party for any costs actually incurred by such Funding Party that such Funding Party determines are attributable to its making or maintaining of any Eurodollar Advances or its obligation to make any Eurodollar Advances under the Operative Documents, or any reduction in any amount receivable by such Funding Party under the Operative Documents in respect of any of such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

                                    (A) shall subject any Funding Party (or its
                              Applicable Lending Office for any of such Advances) to any tax, duty or other charge in respect of such Funded Amounts or changes the basis of taxation of any amounts payable to such Funding Party under the Operative Documents in respect of any of such Funded Amounts (excluding
                              (A) franchise taxes imposed on it or (B) changes in the rate of tax on the overall net income of such Funding Party or of such Applicable Lending Office, in each case, by the jurisdiction in which such Funding Party has its principal office or such Applicable Lending Office); or

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
                                    (B) imposes or modifies any reserve, special
                              deposit or similar requirements (other than, in the case of any Funding Party for any period as to which the Company is required to pay any amount under PARAGRAPH 5) below, the reserves and "Eurocurrency liabilities" under Regulation D referred to therein) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Funding Party (including, without limitation, any of such Advances or any deposits referred to in the definition of "Eurodollar Rate") or any commitment of such Funding Party (including, without limitation, the Commitments of such Funding Party hereunder); or

                                    (C) imposes any other condition affecting
                              the Operative Documents (or any of such extensions of credit or liabilities) or its Commitments.

      If any Funding Party requests compensation from the Company under this
SECTION 7.5(B), the Company may, by notice to such Funding Party (with a copy to the Administrative Agent), suspend the obligation of such Funding Party thereafter to make or continue Eurodollar Advances, or to convert Base Rate Advances into Eurodollar Advances, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SECTION 7.5(E) hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Funding Party to receive the compensation so requested.

                              2) Without limiting the effect of the other
                        provisions of this SECTION 7.5(B), in the event that, by reason of any Regulatory Change, any Funding Party either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Funding Party that includes deposits by reference to which the interest rate on Eurodollar Advances is determined as provided in this Master Agreement or a category of extensions of credit or other assets of such Funding Party that includes Eurodollar Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Funding Party so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Funding Party to make or continue, or to convert Base Rate Advances into, Eurodollar Advances hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of SECTION 7.5(E) hereof shall be applicable).

                              3) Without limiting the effect of the foregoing
                        provisions of this SECTION 7.5(B) (but without duplication), the Company shall pay directly to each Funding Party from time to time on request such amounts as such Funding Party may determine to be necessary to compensate such


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
                        Funding Party (or, without duplication, the bank holding company of which such Funding Party is a subsidiary) for any costs actually incurred by such Funding Party that it determines are attributable to the maintenance by such Funding Party (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitments or Advances (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Funding Party (or any Applicable Lending Office or such bank holding company) to a level below that which such Funding Party (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this SECTION 7.5(B) and
                        SECTION 7.5(F) hereof, "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                              4) Each Funding Party shall notify the Company of
                        any event occurring after the date of this Master Agreement entitling such Funding Party to compensation under PARAGRAPH 1) or 3) of this SECTION 7.5(B) as promptly as practicable, but in any event within 45 days, after such Funding Party obtains actual knowledge thereof; PROVIDED that (i) if any Funding Party fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Funding Party shall, with respect to compensation payable pursuant to this
                        SECTION 7.5(B) in respect of any costs resulting from such event, only be entitled to payment under this
                        SECTION 7.5(B) for costs incurred from and after the date 45 days prior to the date that such Funding Party does give such notice and (ii) each Funding Party will designate a different Applicable Lending Office for the

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
                        Funded Amounts of such Funding Party affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Funding Party, be disadvantageous to such Funding Party, except that such Funding Party shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Funding Party will furnish to the Company a certificate setting forth the basis and amount of each request by such Funding Party for compensation under PARAGRAPH 1) or 3) of this SECTION 7.5(B) Determinations and allocations by any Funding Party for purposes of this SECTION 7.5(B) of the effect of any Regulatory Change pursuant to PARAGRAPH 1) or 3) of this
                        SECTION 7.5(B), or of the effect of capital maintained pursuant to PARAGRAPH 3) of this SECTION 7.5(B), on its costs or rate of return of maintaining Funded Amounts or its obligation to make Funded Amounts, or on amounts receivable by it in respect of Funded Amounts, and of the amounts required to compensate such Funding Party under this SECTION 7.7(B), shall be conclusive, absent demonstrable error, PROVIDED that such determinations and allocations are made and attributed on a reasonable basis.

                              5) Without limiting the effect of the foregoing,
                        the Company shall pay to each Funding Party on the last day of each Rent Period so long as such Funding Party is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of PARAGRAPH 2) above are applicable, so long as such Funding Party is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Advances is determined as provided in the Operative Documents or against any category of extensions of credit or other assets of such Funding Party (which includes any Eurodollar Advances) an additional amount (determined by such Funding Party and notified to the Company through the Administrative Agent) equal to the product of the following for each Eurodollar Advance for each day during such Rent Period:

                                    (A) the principal amount of such Eurodollar
                              Advance outstanding on such day; and

                                    (B) the remainder of (x) the fraction the
                              numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Advance for such Rent Period as provided in this Master Agreement or the Loan Agreement (less the Applicable Margin) and the denominator of which is one MINUS the effective rate (expressed as a decimal) at which such reserve requirements

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
                              are imposed on such Funding Party on such day MINUS (y) such numerator; and

                                    (C) 1/360.

                              6) Notwithstanding anything in this SECTION 7.7(B)
                        to the contrary, to the extent that any Funding Party does not charge all of its customers who are similarly situated to the Company in respect of any Additional Costs or other cost or compensation referred to this
                        SECTION 7.7(B), such Funding Party shall not charge the Company for such Additional Cost or other cost or compensation.

            (c) LIMITATION ON TYPES OF ADVANCES. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Rent Period:

                  (i) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Advances as provided herein; or

                  (ii) if the Required Funding Parties determine, which
            determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" upon the basis of which the rate of interest for Eurodollar Advances for such Rent Period is to be determined do not adequately cover the cost to such Funding Parties of making or maintaining Eurodollar Advances for such Rent Period;

then the Administrative Agent shall give the Company and each Funding Party prompt notice thereof and, so long as such condition remains in effect, the Funding Parties shall be under no obligation to make additional Eurodollar Advances, to continue Eurodollar Advances or to convert Base Rate Advances into Eurodollar Advances, and the Company shall, on the last day(s) of the then current Rent Period(s) for the outstanding Eurodollar Advances, either prepay such Advances or convert such Advances into Base Rate Advances in accordance with SECTION 2.08 hereof.

            (d) ILLEGALITY. Notwithstanding any other provision of this Master Agreement, in the event that it becomes unlawful for any Funding Party or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Advances hereunder, then such Funding Party shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Funding Party's obligation to make or continue, or to convert Base Rate Advances into, Eurodollar Advances shall be suspended until such time as such Funding Party may again make and maintain Eurodollar Advances (in which case the provisions of SECTION 7.5(E) hereof shall be applicable).

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
            (e) TREATMENT OF EURODOLLAR ADVANCES. If the obligation of any Funding Party to make Eurodollar Advances or to continue, or to convert Base Rate Advances into, Eurodollar Advances shall be suspended pursuant to SECTION 7.5(B) or 7.5(D) hereof, such Funding Party's Eurodollar Advances shall be automatically converted into Base Rate Advances on the last day(s) of the then current Rent Period(s) for Eurodollar Advances (or, in the case of a conversion required by SECTION 7.5(B) or 7.5(D) hereof, on such earlier date as such Funding Party may specify to the Company with a copy to the Administrative Agent) and, unless and until such Funding Party gives notice as provided below that the circumstances specified in SECTION 7.5(B) or 7.5(D) hereof that gave rise to such conversion no longer exist:

                  (i) to the extent that such Funding Party's Eurodollar
            Advances have been so converted, all payments and prepayments of principal that would otherwise be applied to such Funding Party's Eurodollar Advances shall be applied instead to its Base Rate Advances; and

                  (ii) all Advances that would otherwise be made or continued by such Funding Party as Eurodollar Advances shall be made or continued instead as Base Rate Advances, and all Advances of such Funding Party that would otherwise be converted into Eurodollar Advances shall be converted instead into (or shall remain as) Base Rate Advances.

      If such Funding Party gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in SECTION 7.5(B) or 7.5(D) hereof that gave rise to the conversion of such Funding Party's Eurodollar Advances pursuant to this SECTION 7.5(E) no longer exist (which such Funding Party agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Advances made by other Funding Parties are outstanding, such Funding Party's Base Rate Advances shall be automatically converted, on the first day(s) of the next succeeding Rent Period(s) for such outstanding Eurodollar Advances, to the extent necessary so that, after giving effect thereto, all Advances held by the Funding Parties holding Eurodollar Advances and by such Funding Party are held pro rata (as to principal amounts, types and Rent Periods) in accordance with their respective Commitments.

            (f) COMPENSATION. The Company shall pay to the Administrative Agent for account of each Funding Party, upon the request of such Funding Party through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Funding Party) to compensate it for any loss, cost or expense actually incurred that such Funding Party determines is attributable to:

                  (i) any payment, mandatory or optional prepayment or
            Conversion of a Eurodollar Advance made by such Funding Party for any reason on a date other than the last day of the Rent Period for such Loan; or

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
                  (ii) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in SECTION 3 hereof to be satisfied) to draw a Eurodollar Advance from such Funding Party on the date for such borrowing specified in the relevant notice of borrowing given pursuant to
            SECTION 2.02 hereof.

            Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, converted or not funded (other than the portion thereof consisting of the Applicable Margin) for the period from the date of such payment, prepayment, conversion or failure to fund to the last day of the then current Rent Period for such Advance (or, in the case of a failure to fund, the Rent Period for such Advance that would have commenced on the date specified for such Funding) at the applicable rate of interest for such Advance provided for herein or in the Loan Agreement over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Funding Party would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Funding Party). Notwithstanding anything to the contrary set forth herein or in any of the other Operative Documents, neither any Lessee, any Guarantor or the Company shall have any obligation to pay or reimburse any other Person for breakage costs payable under this Master Agreement or any other Operative Document which arise solely by reason of acceleration of the maturity of Lessors obligations under the Loan Agreement at a time when no Event of Default exists.

            (g) SUBSTITUTION OF FUNDING PARTIES. In the event that the Company becomes obligated to pay additional amounts to any Funding Party pursuant to SECTION 7.5(b) hereof, then (unless such Funding Party has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts), then the Company may, so long as no Default shall be continuing, within 60 days after the demand by such Funding Party for such additional amounts, designate another bank which is acceptable to the Administrative Agent and the Required Funding Parties (such other bank being herein called a "REPLACEMENT FUNDING PARTY") to purchase all of the Funded Amounts of such Funding Party and all of such Funding Party's rights and obligations hereunder (without recourse to or warranty by, or expense to, such Funding Party) for a purchase price equal to the outstanding principal amount of such Funding Party's Funded Amount plus any accrued but unpaid interest thereon and any accrued but unpaid fees in respect of such Funding Party's Commitments and any other amounts then payable to such Funding Party under the Operative Documents, and to assume all of the obligations of such Funding Party hereunder (except for such rights as survive the repayment of the Advances) and, upon such purchase such Funding Party shall no longer be a party hereto or have any rights hereunder (except for those that survive repayment of the Advances) and shall be released from all of its obligations under the Operative Documents, and the Replacement Funding Party shall succeed to the rights and obligations of such Funding Party under the Operative Documents.

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      SECTION 7.6. END OF TERM INDEMNITY. In the event that at the end of the
Lease Term for the Leased Properties: (i) the related Lessee elects the option set forth in Section 14.6 of the Lease, and (ii) after the Lessor receives the sales proceeds from the Leased Properties under Section 14.6 or 14.7 of the Lease, together with Lessees' payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then, within 90 days after the end of the Lease Term, the Lessor or the Administrative Agent may obtain, at Lessees' sole cost and expense, a report from the Appraiser (or, if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Administrative Agent, as the case may be, and approved by the Company, such approval not to be unreasonably withheld) in form and substance satisfactory to the Lessor and the Administrative Agent (the "REPORT") to establish the reason for any decline in value of the Leased Properties from the Lease Balance. Lessees, jointly and severally, shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that the Report indicates that such decline was due to

            (w) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all Applicable Laws, failure to use, good workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the power of a Lessee to control or effect resulting in the Building failing to be of the type and quality contemplated by the Appraisal (excepting in each case ordinary wear and tear), or

            (x) any Alteration made to, or any rebuilding of, any Leased Property or any part thereof by any Lessee, or

            (y) any restoration or rebuilding carried out by any Lessee or any condemnation of any portion of any Leased Property pursuant to Article X of the Lease, or

            (z) any use of any Leased Property or any part thereof by any Lessee other than as permitted by the Lease, or any act or omission constituting a breach of any requirement, condition, restriction or limitation set forth in the related Deed or the related Purchase Agreement.

      SECTION 7.7. GUARANTEE.

            (a) THE GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to each Funding Party and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and all other amounts from time to time owing to the Funding Parties hereunder or under the other Operative Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the GUARANTEED OBLIGATIONS, the Subsidiary Guarantors will promptly pay the same, without any


                                       66
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      demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            (b) OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors under SECTION 7.7(A) hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Master Agreement, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this SECTION 7.7(B) that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the
            Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Master Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Master Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

      The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Lessor or any Lender exhaust any right, power or remedy or proceed against the Company under any Operative Document or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

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            (c)    REINSTATEMENT. The obligations of the Subsidiary Guarantors under this SECTION 7.7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent, the Lessor and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            (d) SUBROGATION. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Funding Parties under this Master Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in SECTION 7.7(A) hereof, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

            (e) REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Funding Parties, the obligations of the Lessee under the Lease may be declared to be forthwith due and payable as provided in Article XIII of the Lease (and shall be deemed to have become automatically due and payable in the circumstances provided in Article XIII) for purposes of SECTION 7.7(A) hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company or any Lessee and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said SECTION 7.7(A).

            (f) INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this SECTION 7.7 constitutes an instrument for the payment of money, and consents and agrees that any Lender, the Lessor or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR
      Section 3213.

            (g) CONTINUING GUARANTEE. The guarantee in this SECTION 7.7 a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            (h) RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed

      Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this SECTION 7.7(H) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this SECTION 7.7 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

      For purposes of this SECTION 7.7(H), (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of the Company and all of the Subsidiary Guarantors, all as of the Initial Closing Date. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the Initial Closing Date, then for purposes of this SECTION 7.7(H) such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Initial Closing Date and the aggregate present fair saleable value of the Properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the Initial Closing Date shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

            (i) GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
SECTION 7.7(A) hereof would otherwise, taking into account the provisions of
SECTION 7.7(H) hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said SECTION 7.7(A), then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                  ARTICLE VIII
                                  MISCELLANEOUS

      SECTION 8.1. SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Master Agreement and any of the other Operative Documents, the transfer of any Land to the Lessor as provided herein (and shall not be merged into any Deed), any disposition of any interest of the Lessor in any Leased Property, the purchase and sale of the Note and any Fundings hereunder and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

      SECTION 8.2. NOTICES. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be addressed to such parties at the addresses therefor as set forth in SCHEDULE 8.2, or such other address as any such party shall specify to the other parties hereto, and shall be deemed to have been given (i) the Business Day after being sent, if sent by overnight courier service; (ii) the Business Day received, if sent by messenger; (iii) the day sent, if sent by facsimile and confirmed electronically or otherwise during business hours of a Business Day (or on the next Business Day if otherwise sent by facsimile and confirmed electronically or otherwise); or (iv) three Business Days after being sent, if sent by registered or certified mail, postage prepaid.

      SECTION 8.3.COUNTERPARTS. This Master Agreement may be executed by the parties hereto in separate counterparts (including by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 8.4. AMENDMENTS. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to the Company, any Lessee or any Operative Party, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessees, with the written agreement or consent of the Company, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Operative Parties, with the written agreement or consent of the Required Operative Parties; PROVIDED, HOWEVER, that

            (w) notwithstanding the foregoing provisions of this SECTION 8.4 or CLAUSE (Y) below, the consent of each Operative Party affected thereby shall be required for any amendment, modification or waiver directly:

                  (i) modifying any of the provisions of this SECTION 8.4,
            changing the definition of "REQUIRED OPERATIVE PARTIES" or "REQUIRED LENDERS", or increasing the Commitment of such Operative Party;

                  (ii) amending, modifying, waiving or supplementing any of the provisions of SECTION 3 of the Loan Agreement or the representations of such Operative Party in SECTION 4.2 or 4.3 or the covenants of such Operative Party in SECTION 6 of this Master Agreement;

                  (iii) reducing any amount payable to such Operative Party
            under the Operative Documents or extending the time for payment of any such amount, including, without limitation, any Rent, any Funded Amount, any fees, any indemnity, any Leased Property Balance, the Lease Balance, any Funding Party Balance, the Recourse Deficiency Amount, interest or Yield; or

                  (iv) consenting to any assignment of the Lease or the
            extension of the Lease Term, releasing any of the collateral assigned to the Administrative Agent and the B Lenders pursuant to any Mortgage and any Assignment of Lease and Rents (but excluding a release of any rights that the B Lenders may have in any Leased Property, or the proceeds thereof as contemplated in the definition of "RELEASE DATE"), releasing any Lessee from its obligations in respect of the payments of Rent and the Lease Balance, releasing the Company from its payment obligations under the Operative Documents or changing the absolute and unconditional character of any such obligation; and

            (x) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor, the Administrative Agent and the Required Lenders, be made to the Lease or any Security Agreement and Assignment;

            (y) subject to the foregoing CLAUSES (W) and (X), so long as no Event of Default has occurred and is continuing, the Lessor, the Administrative Agent and the B Lenders may not amend, supplement, waive or modify any terms of the Loan Agreement, the Note, the Mortgages and the Assignments of Lease and Rents without the consent of the Company (such consent not to be unreasonably withheld or delayed); PROVIDED that in no event may the Loan Agreement or the Note be amended so as to increase the amount of Basic Rent payable by the Lessees without the consent of the Company; and

            (z)    Notwithstanding the foregoing, (i) SECTIONS 5.1(A) through
      (S) and 5.1(U) through (W) may only be amended or waived with the consent of the Combined

      Determination Parties, and any determination as to whether the events described in Article XII (j), (k), (l) or (m) of the Lease have occurred and the giving of any consent by the Administrative Agent under the 2000 Subordination Agreement shall require the agreement of the Combined Determination Parties and (ii) the provisions of Section 3 of the Loan Agreement and any provisions of the Lease or any other Operative Document with respect to any amount payable to, or for the benefit of, any Synthetic Lease Loan Lender including, without limitation, any Basic Rent, any Funded Amount, any indemnity, any Leased Property Balance, the Lease Balance, any Funding Party Balance or the Recourse Deficiency Amount shall not be terminated, amended, supplemented, waived or modified with the consent of each affected Synthetic Lease Loan Lender.

      SECTION 8.5. HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Master Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

      SECTION 8.6. PARTIES IN INTEREST. Except as expressly provided herein (including as expressly provided herein with respect to the Synthetic Lease Loan Lenders), none of the provisions of this Master Agreement is intended for the benefit of any Person except the parties hereto and their respective successors and permitted assigns. Each Synthetic Lease Lender is an intended and third-party beneficiary of each provision of this Master Agreement that is stated to be for the benefit of the Synthetic Lease Loan Lenders, the Lenders or the Funding Parties.

      SECTION 8.7. GOVERNING LAW. THIS MASTER AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      SECTION 8.8. EXPENSES. Whether or not the transactions herein contemplated are consummated, Lessees, jointly and severally agree to pay, all actual, reasonable and documented out-of-pocket costs and expenses of the Lessor, the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of the Operative Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Mayer, Brown & Platt, but not including any fees and disbursements for any other outside counsel representing any Lender) and of the Lessor, the Administrative Agent and the Lenders in connection with endeavoring to enforce the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lessor, the Administrative Agent and the Lenders). All references in the Operative Documents to "ATTORNEYS FEES" or "REASONABLE ATTORNEYS FEES" shall mean reasonable attorney's fees actually incurred, without regard to any statutory definition thereof.

      SECTION 8.9. SEVERABILITY. Any provision of this Master Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 8.10 LIABILITIES OF THE FUNDING PARTIES. No Funding Party shall have any obligation to any other Funding Party or to the Company or any Lessee with respect to the transactions contemplated by the Operative Documents except those obligations of such Funding Party expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Funding Party shall be liable for performance by any other party hereto of such other partys obligations under the Operative Documents except as otherwise so set forth. No Lender shall have any obligation or duty to the Company or any Lessee, any other Funding Parties or any other Person with respect to the transactions contemplated hereby except to the extent of the obligations and duties expressly set forth in this Master Agreement or the Loan Agreement.

      SECTION 8.11 SUBMISSION TO JURISDICTION; WAIVERS. Each party hereto hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Master Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceedings may be
            brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in SCHEDULE
            8.2 or at such other address of which the other parties hereto shall have been notified pursuant to SECTION 8.2; and

                  (iv) agrees that nothing herein shall affect the right to
            effect service of process in any other manner permitted by law.

      SECTION 8.12 LIABILITIES OF THE ADMINISTRATIVE AGENT; REFERENCES. The Administrative Agent shall have no duty, liability or obligation to any party to this Master Agreement with respect to the transactions contemplated hereby except those duties, liabilities or obligations expressly set forth in this Master Agreement or the Loan Agreement, and any such duty, liability or obligations of the Administrative Agent shall be as expressly limited by this Master Agreement or the Loan Agreement, as the case may be. All parties to this Master Agreement acknowledge that the Administrative Agent is not, and will not be, performing any due diligence with respect to documents and information received pursuant to this Master Agreement or any other Operative Agreement including, without limitation, any Environmental Audit, Title Policy or survey. The acceptance by the Administrative Agent of any such document or information shall not constitute a waiver by any Funding Party of any representation or warranty of the Company or any Lessee even if such document or information indicates that any such representation or warranty is untrue. Each reference to the "SYNDICATION AGENT" in the Operative Documents, other than this Master Agreement, shall be deemed to be a reference to the Administrative Agent.

      IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                CORNELL COMPANIES, INC.,
                                as Guarantor and as a Lessee

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                WBP LEASING, INC.,
                                as a Lessee

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                SUBSIDIARY GUARANTORS

                                CORNELL CORRECTIONS MANAGEMENT, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                CORNELL CORRECTIONS CONSULTING, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                CORNELL CORRECTIONS OF RHODE ISLAND, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-75                    MASTER AGREEMENT

                               THE CORNELL COX GROUP, L.P.

                                By  CORNELL CORRECTIONS OF NORTH AMERICA, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                CORNELL CORRECTIONS OF GEORGIA, L.P.

                                By: CCG I Corporation

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                CORNELL CORRECTIONS OF OKLAHOMA, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                WBP LEASING, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                CORNELL CORRECTIONS OF NORTH  AMERICA, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-76                    MASTER AGREEMENT

                                CORNELL CORRECTIONS OF CALIFORNIA, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                CORNELL CORRECTIONS OF TEXAS, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                INTERNATIONAL SELF HELP SERVICES, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                CCG I CORPORATION

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                CORNELL CORRECTIONS OF ALASKA, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                CORNELL INTERVENTIONS, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-77                    MASTER AGREEMENT

                                CORNELL ABRAXAS GROUP, INC.

                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-78                    MASTER AGREEMENT

                                ATLANTIC FINANCIAL GROUP, LTD.,  as Lessor

                                By: Atlantic Financial Managers, Inc., its
                                    General Partner

                                By _____________________________________________
                                Name Printed: Stephen Brookshire
                                Title: President


                                                            AMENDED AND RESTATED
                                      S-79                    MASTER AGREEMENT

                                SUNTRUST BANK, as a B Lender


                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________



                                SUNTRUST EQUITABLE SECURITIES CORPORATION, as Documentation Agent


                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-80                    MASTER AGREEMENT

                                ING (U.S.) CAPITAL LLC, as Administrative
                                Agent and as a B Lender


                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________



                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-81                    MASTER AGREEMENT

                                COMERICA BANK, as a B Lender


                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-82                    MASTER AGREEMENT

                                GUARANTY FEDERAL BANK, F.S.B., as a B Lender


                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-83                    MASTER AGREEMENT

                                FIRSTAR BANK, N.A., as a B Lender


                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-84                    MASTER AGREEMENT

                                BHF (USA) CAPITAL CORPORATION, as a B Lender


                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-85                    MASTER AGREEMENT

                                SOUTHTRUST BANK, as a B Lender


                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-86                    MASTER AGREEMENT

                                SUMMIT BANK, as a B Lender


                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-87                    MASTER AGREEMENT

                                BANK OF AMERICA, N.A., as a B Lender and as
                                Syndication Agent


                                By _____________________________________________
                                Name ___________________________________________
                                Title __________________________________________


                                                            AMENDED AND RESTATED
                                      S-88                    MASTER AGREEMENT

                                  SCHEDULE 2.2


                    AMOUNT OF EACH FUNDING PARTY'S COMMITMENT



Lessor Commitment Percentage:           3.0%

Lessor Commitment:                      $3,500,000

B Lender Commitment Percentages:


   SunTrust Bank                                         1.7621%
   ING (U.S.) Capital LLC                                2.1586%
   Comerica Bank                                         1.7181%
   Guaranty Federal Bank                                 1.7181%
   Firstar Bank                                          1.7181%
   BHF (USA) Capital                                     1.3216%
   SouthTrust                                            1.3216%
   Summit Bank                                           1.3216%
   Bank of America                                       2.0705%

B Lender Commitments:
    SunTrust Bank                                  $1,762,104.41
    ING (U.S.) Capital LLC                         $2,158,577.90
    Comerica Bank                                  $1,718,051.80
    Guaranty Federal Bank                          $1,718,051.80
    Firstar Bank                                   $1,718,051.80
    BHF (USA) Capital                              $1,321,578.31
    SouthTrust                                     $1,321,578.31
    Summit Bank                                    $1,321,578.31
    Bank of America                                $2,070,472.68


       Total                                      $15,110,045.33

Synthetic Lease Loan Lenders
Commitment Percentages:


    SunTrust Bank                                       9.4195%
    ING (U.S.) Capital LLC                             11.6271%
    Comerica Bank                                       9.2543%
    Guaranty Federal Bank                               9.2543%
    Firstar Bank                                        9.2543%
    BHF (USA) Capital                                   7.1187%
    SouthTrust                                          7.1187%
    Summit Bank                                         7.1187%
    Bank of America                                    11.1526%

Synthetic Lease Loan Lender Commitments:
    SunTrust Bank                                 $9,491,539.90
    ING (U.S.) Capital LLC                       $11,627,136.38
    Comerica Bank                                 $9,254,251.41
    Guaranty Federal Bank                         $9,254,251.41
    Firstar Bank                                  $9,254,251.41
    BHF (USA) Capital                             $7,118,654.93
    SouthTrust                                    $7,118,654.93
    Summit Bank                                   $7,118,654.93
    Bank of America                              $11,152,559.39


        Total                                    $81,389,954.67

                                  SCHEDULE 8.2

                              ADDRESSES FOR NOTICES


Company:                Cornell Companies, Inc.
                        1700 West Loop South, Suite 1500
                        Houston, Texas 77027
                        Attn: Mr. John L. Hendrix
                        Facsimile:  713/623-2853
                        Telephone: 713/235-9321

                        with a copy to:

                        Liddell Sapp
                        600 Travis, Suite 3200
                        Houston, Texas 77002
                        Attn:  Brett Hamilton
                        Facsimile:   713/223-3717
                        Telephone:  713/226-1298

Lessor:                 Atlantic Financial Group, Ltd.
                        1000 Ballpark Way, Suite 304
                        Arlington, Texas 76011
                        Attn:  Stephen Brookshire
                        Facsimile: 817/265-0537
                        Telephone: 817/265-1263

B Lender:               SunTrust Bank
                        Corporate and Investment Banking
                        201 4th Avenue North
                        Nashville, Tennessee 37219
                        Attn: William Crawford
                        Facsimile:  615/748-5269
                        Telephone: 615/748-4629

                        with a copy to:

                        SunTrust Equitable Securities Corporation
                        303 Peachtree Street, 24th Floor
                        Mail Code 3943
                        Atlanta, Georgia 30308
                        Attn: Kevin Vermillion
                        Facsimile: 404/230-1344

                        Telephone:  404/588-7844

B Lender and            ING (U.S) Capital LLC
Administrative Agent:   55 East 52nd Street
                        New York, New York  10055
                        Attn:   Merchant Banking Group - New York
                        Facsimile: 212/409-5879
                        Telephone: 212/409-1955


                        BANK OF AMERICA, N.A.
                        700 Louisiana Street, 7th Floor
                        Houston, Texas 77002
                        Attn: Craig S. Wall
                        Facsimile: 713/247-7748
                        Telephone: 713/247-6559

                        COMERICA BANK
                        US Bank Department
                        4100 Spring Valley Road, Ste. 400
                        Dallas, TX 75244
                        Attn: Brian O. Donley
                        Facsimile: 972/361-2550
                        Telephone: 972/361-2548

                        GUARANTY FEDERAL BANK, F.S.B.
                        333 Clay Street, Suite 4430
                        Houston, Texas 77002
                        Attn: Richard Menchaca
                        Facsimile: 713/759-0765
                        Telephone: 713/759-9134

                        FIRSTAR BANK, N.A.
                        One Firstar Plaza
                        St. Louis, MO 63101
                        Attn: J. Eric Hartman
                        Facsimile: 314/418-3859
                        Telephone: 314/418-2336

                        BHF (USA) CAPITAL CORPORATION
                        590 Madison Avenue
                        New York, NY 10022-2540
                        Attn: Andrew Shipman
                        Facsimile: 212/756-5536

                        Telephone: 212/756-5988

                        SOUTHTRUST BANK
                        One Riverway, Suite 400
                        Houston, TX 77056
                        Attn: John Elam
                        Facsimile: 713/627-1492
                        Telephone: 713/402-3603

                        SUMMIT BANK
                        210 Main Street
                        Hackensack, NJ 07601
                        Attn: Lisa Cohen
                        Facsimile: 201/488-6185
                        Telephone: 201/646-5465

                                   APPENDIX A
                                       to
                            Master Agreement, Lease,
                LOAN AGREEMENT AND CONSTRUCTION AGENCY AGREEMENT

                         DEFINITIONS AND INTERPRETATION


      A. INTERPRETATION. In each Operative Document, unless a clear contrary intention appears:

            (i)  the singular number includes the plural number and VICE
      VERSA;

            (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

            (iii)  reference to any gender includes each other gender;

            (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

            (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

            (vi) reference in any Operative Document to any ARTICLE, SECTION, APPENDIX, SCHEDULE or EXHIBIT means such ARTICLE or SECTION thereof or APPENDIX, SCHEDULE or EXHIBIT thereto;

            (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular ARTICLE, SECTION, paragraph or other provision of such Operative Document;
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            (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

            (ix)  "or" is not exclusive; and

            (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

      B. ACCOUNTING TERMS. (i) Except as otherwise expressly provided herein, all accounting terms used in each Operative Document shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Operative Parties under the Operative Documents shall (unless otherwise disclosed to the Operative Parties in writing at the time of delivery thereof in the manner described in SUBSECTION (Y) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Administrative Agent or the Operative Parties under the Master Agreement (which, prior to the delivery of the first financial statements under Section 5.1(a) of the Master Agreement shall mean the audited financial statements as at December 31, 1999). All calculations made for the purposes of determining compliance with the Master Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Administrative Agent or the Operative Parties pursuant to Section 5.1(a) of the Master Agreement (or, prior to the delivery of the first financial statements under Section 5.1(a) of the Master Agreement, used in the preparation of the audited financial statements as at December 31, 1999) unless (x) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (y) the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.1(a) of the Master Agreement hereof, shall mean the audited financial statements as at December 31, 1999).

      (ii) The Company shall deliver to the Operative Parties at the same time as the delivery of any annual or quarterly financial statement under Section 5.1(a) of the Master Agreement (i) a description in reasonable detail of any material variation

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between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of SUBSECTION (I) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

      (iii) To enable the ready and consistent determination of compliance with the covenants set forth in Section 5.1 of the Master Agreement, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30, September 30 and December 31 of each year, respectively.

      C. CONFLICT IN OPERATIVE DOCUMENTS. If there is any conflict between any Operative Documents, each such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

      D. LEGAL REPRESENTATION OF THE PARTIES. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring any Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

      E. DEFINED TERMS. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

      "A COLLATERAL CONTRIBUTION" shall have the meaning given to that term in clause (d) of the definition of "Synthetic Lease Financing".

      "A LOAN" means the A Percentage of Fundings made pursuant to the Loan Agreement, the Credit Agreement and the Master Agreement.

      "A PERCENTAGE" means (i) 79% with respect to Fundings related to the Taylor Street Leased Property, (ii) 80% with respect to Fundings related to the New Morgan Leased Property, (iii) 82% with respect to Fundings related to Moshannon Leased Property and (iv) 85% with respect to all other Fundings.

      "ADDRESS" means with respect to any Person, its address set forth in
Schedule 8.2 to the Master Agreement or such other address as it shall have identified to the parties to the Master

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
Agreement in writing in the manner provided for the giving of notices thereunder.

      "ADMINISTRATIVE AGENT" means ING, in its capacity as administrative agent under the Master Agreement and the Loan Agreement.

      "ADVANCE" means a Eurodollar Advance or a Base Rate Advance.

      "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries, (b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates and (c) neither the Administrative Agent nor any of the Funding Parties shall be an Affiliate.

      "AFTER-TAX BASIS" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority solely with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting solely from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; PROVIDED, HOWEVER, for the purposes of this definition, and for purposes of any payment to be made to either Lessee or an Indemnitee on an after-tax basis, it shall be



                                       -4-
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assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in CLAUSE (B) of this definition.

      "ALTERATIONS" means, with respect to any Leased Property, fixtures, alterations, improvements, modifications and additions to such Leased Property.

      "APPLICABLE LAW" means all applicable laws (including Environmental Laws), rules, regulations (including income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of any Governmental Authority, and applicable judgments, decrees, injunctions, writs or orders of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Leased Property).

      "APPLICABLE LENDING OFFICE" shall mean, for each B Lender and for each type of Advance, the "Lending Office" of such B Lender (or of an affiliate of such B Lender) designated for such type of Advance (or, if no Lending Office is so designated, the address for such B Lender specified) on Schedule 8.2 to the Master Agreement or such other office of such B Lender (or of an affiliate of such B Lender) as such B Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Advances of such type are to be made and maintained.

      "APPLICABLE MARGIN" shall mean 2.50% for Base Rate Advances and 3.50% for Eurodollar Advances; PROVIDED that if EBITDAR Ratio II as at the last day of any fiscal quarter of the Company after the first six months from July 21, 2000 shall fall within any of the ranges set forth in Schedule A below then, subject to the delivery to the Administrative Agent of a certificate of a senior financial officer of the Company demonstrating such fact, the "Applicable Margin" shall be reduced to the applicable percentage set forth in Schedule A below opposite such range (where "x" is EBITDAR Ratio II) as of the fifth Business Day following delivery of such certificate through the fifth Business Day following the date of delivery of such a certificate with respect to the next succeeding fiscal quarter (except that notwithstanding the foregoing, the Applicable Margin shall not as a consequence of


                                       -5-
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this PROVISO be reduced at any time (i) prior to July 21, 2000 or (ii) during which a Default shall have occurred and be continuing):

                                   Schedule A


                              APPLICABLE MARGIN FOR    APPLICABLE MARGIN FOR
                                ADVANCES THAT ARE        ADVANCES THAT ARE
        EBITDAR RATIO II       BASE RATE ADVANCES       EURODOLLAR ADVANCES
        ----------------      ---------------------    ---------------------
        x greater than or
          equal to 4.00               2.50%                     3.50%
        4.00 > X greater
          than or equal
          to 3.50                     2.25%                     3.25%
        3.50 > X greater
          than or equal
          to 3.00                     2.00%                     3.00%
        3.00 > X greater
          than or equal
          to 2.50                     1.75%                     2.75%
        X less than 2.50              1.50%                     2.50%

      "APPRAISAL" is defined in Section 3.1 of the Master Agreement.

      "APPRAISER" means an MAI appraiser reasonably satisfactory to the Administrative Agent.

      "ARCHITECT" means with respect to any Leased Property the architect engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

      "ARCHITECT'S AGREEMENT" means, with respect to any Leased Property, the architectural services agreement, if any, between a Lessee and the related Architect.

      "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption agreement, substantially in the form of Exhibit F to the Master Agreement.

      "ASSIGNMENT OF LEASE AND RENTS" means, with respect to any Leased Property, the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Administrative Agent, substantially in the form of Exhibit B to the Master Agreement.

      "AWARD" means any award or payment received by or payable to the Lessor or a Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses, including reasonable attorneys' fees, incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

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      "B AND C COLLATERAL CONTRIBUTION" shall have the meaning given to that term in clause (e) of the definition of "Synthetic Lease Financing".

      "B LENDER" is defined in the preamble to the Master Agreement.

      "B LOAN" means the B Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

      "B NOTE" is defined in Section 2.2 of the Loan Agreement.

      "B PERCENTAGE" means (i) 18% with respect to Fundings related to the Taylor Street Leased Property, (ii) 17% with respect to Fundings related to the New Morgan Leased Property, (iii) 15% with respect to Fundings related to the Moshannon Leased Property and (iv) 12% with respect to all other Fundings.

      "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended.

      "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

      "BASE TERM" means, with respect to any Leased Property, (a) the period commencing on the related Closing Date and ending on July 21, 2005 or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

      "BASE RATE ADVANCE" means that portion of the Funded Amount bearing interest at the Base Rate.

      "BASIC RENT" means the rent payable pursuant to Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, PLUS (B) the aggregate amount of Lessor Basic Rent payable on such Payment Date, in each case for the Leased Property or Properties that are then subject to the Lease.

      "BOARD" means the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

      "BOARD OF DIRECTORS", with respect to a corporation, means either the Board of Directors or any duly authorized committee of

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that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

      "BUILDING" means, with respect to any Leased Property, the buildings, structures and improvements located or to be located on the related Land, along with all fixtures used in connection with the operation of such Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached to the Building, equipment and goods, if any, financed by the Lessor and/or the Lenders and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures and equipment financed other than by the Lessor or the Lenders).

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia, New York, New York or Houston, Texas and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

      "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant, furniture, fixtures and equipment (including renewals, improvements and replacements thereof, but excluding repairs made in the ordinary course of business) during such period computed in accordance with GAAP.

      "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of the Master Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "CASUALTY" means an event of damage or casualty relating to all or part of any Leased Property that does not constitute an Event of Loss.

      "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

      "CHANGE OF CONTROL" means the occurrence of any of the following:

            (a) if any person (as such term is used in section 13(d) and 14(d)(2) of the Securities Exchange Act as in effect on the Closing Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Securities Exchange Act) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Securities Exchange Act as in effect on July 21, 2000), directly or indirectly, of more than forty percent (40%) of the issued and outstanding common stock or the total voting power of the Company; or

            (b) the failure of Initial Directors to constitute a majority of the board of directors of the Company.

      "CLAIMS" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

      "CLOSING DATE" means, with respect to each parcel of Land, the date on which such Land is acquired by the Lessor pursuant to a Purchase Agreement or such Land is leased to the Lessor pursuant to a Ground Lease and the initial Funding occurs with respect to such Land under the Master Agreement.

      "CODE" or "TAX CODE" means the Internal Revenue Code of 1986, as amended.

      "COLLATERAL SHARING DOCUMENTATION" shall mean the Intercreditor
Agreement.

      "COLLATERAL SHARING DOCUMENTATION AMENDMENT" shall mean an amendment or other modification to the Collateral Sharing Documentation, in form and substance satisfactory to the Administrative Agent, providing that, irrespective of the respective priorities of the Liens of the Administrative Agent, the Lenders (as defined in the Credit Agreement) and the holders of the Senior Notes in the Property of the Company and its Subsidiaries.

            (x) subject to the A Collateral Contribution, the Liens of the Administrative Agent, the Lenders (as defined in the Credit Agreement), the holders of the Senior Notes and the A Lenders in such Property shall, as between the Administrative Agent, the Lenders (as defined in the Credit Agreement), the holders of the Senior Notes and the A Lenders, rank PARI PASSU, and

            (y) subject to the B and C Collateral Contribution, the Liens of the Administrative Agent, the Lenders (as defined in the Credit Agreement), the holders of the Senior Notes and the B Lenders, and the interest of the Lessor, in such Property shall, as between the Administrative Agent, the Lenders (as defined in the Credit Agreement), the holders of the Senior Notes, the B Lenders and the Lessor, rank PARI PASSU.

      "COMBINED DETERMINATION PARTIES" means, at any time, the Funding Parties and the Revolving Credit Lenders (as defined in the Credit Agreement) holding an aggregate outstanding principal amount of Funded Amounts (or Commitments prior to the termination thereof) and Revolving Credit Loans (as defined in the Credit Agreement) (or commitments prior to the termination thereof) equal to at least 51% of the aggregate Funded Amounts (or Commitments prior to the termination thereof) and Revolving Credit Loans (or commitments prior to the termination thereof).

      "COMMITMENT" means as to each Funding Party, its obligation to make Fundings as investments in each Leased Property, or to make Loans to the Lessor, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time to reflect an assignment pursuant to Section 6 of the Master Agreement) or, in the case of the Synthetic Lease Loan Lenders, the Synthetic Lease Loan Commitment (as defined in the Credit Agreement).

      "COMMITMENT PERCENTAGE" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time to reflect an assignment pursuant to Section 6 of the Master Agreement or pursuant to Section 13.06 of the Credit Agreement, as the case may be).

      "COMPANY" is defined in the preamble to the Master Agreement.

      "COMPLETION DATE" with respect to any Leased Property means the Business Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied or waived with respect to such Leased Property.

      "CONDEMNATION" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the

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power of eminent domain or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use is prevented or occupancy or title is taken.

      "CONSTRUCTION" means, with respect to any Leased Property, the construction of the related Building pursuant to the related Plans and Specifications and the preparation of such Leased Property for full operation.

      "CONSTRUCTION AGENCY AGREEMENT" means the Construction Agency Agreement, dated as of December 3, 1998, between the Company and the Lessor.

      "CONSTRUCTION AGENCY EVENT OF DEFAULT" is defined in Section 5.1 of the Construction Agency Agreement.

      "CONSTRUCTION AGENT" means the Company in its capacity as construction agent pursuant to the Construction Agency Agreement.

      "CONSTRUCTION BUDGET" is defined in Section 2.4 of the Construction Agency Agreement.

      "CONSTRUCTION CONDITIONS" means the conditions set forth in Section 3.5 of the Master Agreement.

      "CONSTRUCTION CONTRACT" means, with respect to any Leased Property, that certain construction contract, if any, between Lessee or the Construction Agent and a General Contractor for the Construction of the related Building, provided that such contract shall be collaterally assigned to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit D to the Master Agreement.

      "CONSTRUCTION FAILURE PAYMENT" with respect to any Leased Property means an amount equal to the sum of (i) 100% of the acquisition cost of the related Land, PLUS (ii) 89.9% of the Construction costs (including development and transaction costs, but excluding any up-front structuring fees) related to such Leased Property that have been incurred through the date of payment, PLUS (iii) any amounts owed with respect to such Leased Property pursuant to Section 3.3 of the Construction Agency Agreement or Section 7.2 or 7.5 of the Master Agreement, PLUS (iv) the cost of tenant improvements that were not part of the Construction Budget for such Leased Property.

      "CONSTRUCTION FORCE MAJEURE EVENT" means, with respect to any Leased
Property:

      (a)   an act of God arising after the related Closing Date, or

      (b) any change in any state or local law, regulation or other legal requirement arising after such Closing Date and relating to the use of the Land or the construction of a building on the Land, or

      (c) strikes, lockouts, labor troubles, unavailability of materials, riots, insurrections or other causes beyond Lessee's control which prevents the Construction Agent from completing the Construction prior to the Scheduled Construction Termination Date and which cannot be remedied by the Construction Agent through the exercise of all commercially reasonable efforts.

      "CONSTRUCTION LAND INTEREST" means each parcel of Land for which the Completion Date has not yet occurred.

      "CONSTRUCTION TERM" means, with respect to any Leased Property, the period commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.

      "CONSTRUCTION TERM EXPIRATION DATE" means, with respect to any Leased Property, the earliest of the following:

      (a)   the related Completion Date,

      (b) the date on which the aggregate Funded Amounts equal the Commitments, and

      (c)   the related Scheduled Construction Termination Date.

      "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

      "CORRECTIONAL AND DETENTION FACILITY CONTRACT" shall mean any contract with a municipal, state or federal government, or agency, instrumentality or political subdivision thereof, relating to the management by the Company or its Subsidiaries of a correctional and/or detention facility or to other related lines of business, as amended or modified from time to time.

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      "CREDIT AGREEMENT" means the Fourth Amended and Restated Credit Agreement, dated as of July 21, 2000, among the Obligors, the lenders party thereto and the Administrative Agent.

      "DEBT SERVICE" shall mean, for any period, the sum, for the Company and its Subsidiaries, (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period PLUS (b) all Interest Expense for such period.

      "DEED" means, with respect to any Land, a General Warranty Deed (or, if the related Title Policy is acceptable to Lessee and the Administrative Agent, a Special or Limited Warranty Deed), dated the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land.

      "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

      "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property, other than any disposition in connection with a Municipal Transaction (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on commercially reasonable terms.

      "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

      "DOCUMENTATION AGENT" means SunTrust Equitable Securities Corporation, in its capacity as Documentation Agent under the Master Agreement.

      "DOLLARS" and the sign "$" means lawful money of the United States of America.

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      "EBITDAR" means, for any period, the sum of the following for the Company and its Subsidiaries (determined without duplication in accordance with GAAP):

            (a) net income for such period, LESS extraordinary gains for such period to the extent included in net income for such period, PLUS

            (b)   Interest Expense for such period, PLUS

            (c) provisions for federal, state, local and foreign income taxes (other than taxes on extraordinary gains), whether paid or deferred, made during such period, to the extent deducted in determining net income for such period, PLUS

            (d) the aggregate amount of depreciation and amortization expense for such period, to the extent deducted in determining net income for such period, PLUS

            (e) the aggregate amount of (i) accretion expense with respect to options or rights to acquire the Company's common stock and (ii) any write-off of expenses arising in connection with the Loans, in each case to the extent deducted in determining net income for such period, PLUS

            (f) the net income of any Person that is accounted for by the equity method of accounting, but only to the extent of dividends paid to the Company or any of its Subsidiaries, PLUS

            (g) the aggregate amount of non-cash expense for such period associated with the closure and post-closure reserves of a plant or facility owned by the Company or any of its Subsidiaries, PLUS

            (h) the aggregate amount of all other non-cash expenses for such period, to the extent not specifically described above in this definition; PLUS

            (i)   the aggregate amount of Rent Expense for such period; PLUS

            (j) the aggregate amount of Pre-opening Expenses and Start-up Expenses for such period;

PROVIDED, that with respect to:

            (i) any Eligible Acquisition made during such period, "EBITDAR" shall include the actual EBITDAR attributable to the business acquired in such Eligible Acquisition for the

      12 month period ending on the last day of such period, including, if necessary, EBITDAR prior to consummation of such Eligible Acquisition so that is represents the equivalent of 12 months of EBITDAR (and may reflect Pro Forma Adjustments); and

            (ii) any Eligible New Contract entered into by the Company or any of its Subsidiaries during such period, "EBITDAR" shall include the following:

                  (x) if the Company or such Subsidiary has provided services pursuant to such Eligible New Contract for less than three calendar months after the end of the Start-up Period, an amount equal to the estimated "EBITDAR" attributable to the operations resulting from such Eligible New Contract (and may reflect Pro Forma Adjustments) for the 12-month period beginning on the date on which the Company or such Subsidiary began providing services pursuant to such Eligible New Contract, or

                  (y) if the Company or such Subsidiary has provided services pursuant to such Eligible New Contract for three calendar months or more after the end of the Start-up Period, an amount equal to actual EBITDAR attributable to the operations resulting from such Eligible New Contract for each complete month that has elapsed since the date three months after the end of the Start-up Period (such amount to be annualized so that it represents the equivalent of 12 months of EBITDAR).

      "EBITDAR RATIO I" shall mean, at any date, the ratio of the following:

            (a) all Indebtedness of the Obligors on such date (other than the B Guarantee (as defined in the definition of Synthetic Lease Financing) and any Subordinated Notes), to

            (b) EBITDAR for the period of 12 consecutive months ending on or most recently ended prior to such date.

      "EBITDAR RATIO II" shall mean, at any date, the ratio of the following:

            (a) all Indebtedness of the Obligors on such date, to

            (b) EBITDAR for the period of 12 consecutive months ending on or most recently ended prior to such date.

      "ELIGIBLE ACQUISITION" shall mean any acquisition by any Obligor (regardless of the structure of the transaction) of the capital stock of, or all or substantially all of the assets of, any Person (or of a line of business or business segment of any Person) that was, immediately prior to such acquisition, engaged primarily in the business of operating correctional and/or detention facilities, juvenile facilities, pre-release facilities, substance abuse rehabilitation facilities or related lines of business.

      "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any state thereof, or any foreign bank that has a branch or agency in the United States, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any commercial bank and (ii) any Lender or any Affiliate of any Lender.

      "ELIGIBLE NEW CONTRACT" shall mean any acquired (or to be acquired) Correctional and Detention Facility Contract, a newly executed Correctional and Detention Facility Contract, an amendment to an existing Correctional and Detention Facility Contract or an expansion under an existing Correctional and Detention Facility Contract.

      "ENVIRONMENTAL AUDIT" means, with respect to each parcel of Land, a Phase I Environmental Assessment, dated no more than 60 days prior to the related Closing Date, by an environmental services firm reasonably satisfactory to the Funding Parties and the related Lessee.

      "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      "ENVIRONMENTAL LAWS" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. ss.ss. 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss. 1801-1812, the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2671, the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

      "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

      "EPA" shall mean the United States Environmental Protection Agency.

      "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after December 3, 1998 of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries pursuant to the Incentive Compensation Plan and any capital stock of the Company issued upon the exercise of such warrants or options or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries after December 3, 1998 of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Equity Issuance shall not include (A) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company, or (B) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

      "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute.

      "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

      "EURODOLLAR ADVANCE" means that portion of the Funded Amount bearing interest at a rate based on the Eurodollar Rate.

      "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Advance for any Rent Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), reported, at 11:00 a.m. (London time) on the date two Business Days prior to the first day of such Rent Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Rent Period and in an amount equal to or greater than $1,000,000.

      "EVENT OF DEFAULT" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

      "EVENT OF LOSS" is defined in Section 10.1 of the Lease.

      "EVENT OF TAKING" is defined in Section 10.2 of the Lease.

      "EXCESS CASH FLOW" shall mean, for any period, the excess of:

            (i) the sum of the following (without duplication): (i) EBITDAR for such period (calculated without reference to the PROVISO at the end of the definition thereof), PLUS (ii) proceeds of business interruption or similar insurance received during such period, PLUS (iii) decreases in Working Capital of the Obligors for such period, PLUS (iv) all tax refunds received by the Obligors in cash during such period, OVER

            (ii) the sum of the following (without duplication): (i) Debt Service for such period, PLUS (ii) Rent Expense for such period, PLUS
      (iii) Capital Expenditures made during such period, PLUS (iv) increases in Working Capital of the Obligors for such Period, plus (v) the aggregate amount of cash taxes actually paid by the Obligors during such period.

For purposes of this definition of "Excess Cash Flow," "WORKING CAPITAL" shall have the meaning given to that term by GAAP, PROVIDED that Working Capital shall not include any loans under the Credit Agreement or any current maturities of any long-term debt.

      "EXECUTIVE OFFICER" means with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

      "FAIR MARKET RENTAL VALUE" means, with respect to any Leased Property, the fair market rent as determined by an independent appraiser chosen by the Lessor or, so long as any Loans are outstanding, the Administrative Agent, and, unless an Event of Default has occurred, reasonably acceptable to the related Lessee that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to or affiliated with the Lessor or the related Lessee for the lease of such Leased Property on the terms (other than the amount of Basic Rent) set forth, or referred to, in the Lease. Such fair market rent shall be calculated as the value for the use of such Leased Property to be leased in place at the Land, assuming, in the determination of such fair market rental value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market rental value is being determined for the purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease, in which case this assumption shall not be made).

      "FAIR MARKET SALES VALUE" means, with respect to any Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the Lessor or, so long as any Loans are outstanding, the Administrative Agent, and, unless an Event of Default has occurred, reasonably acceptable to the related Lessee, that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or the related

Lessee, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section
13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made).

      "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of quotations for such day on transactions, received by the Administrative Agent (or any of its Affiliates) from three federal funds brokers of recognized standing selected by it.

      "FF&E LEASE" shall mean the Lease Agreement, dated as of November 23, 1999, among the Company and certain of its Subsidiaries, as lessees, and First Security Bank, National Association, as owner trustee, as lessor, as the same may be modified and supplemented and in effect from time to time and any other transaction entered into by the Obligors that is a lease of furniture, fixtures and equipment.

      "FINAL RENT PAYMENT DATE" with respect to any Leased Property is defined in Section 13.1(e) of the Lease.

      "FIXED CHARGES RATIO" shall mean, as at any date, the ratio of:

            (i) the sum of (i) EBITDAR for the period of 12-consecutive months ending on or most recently ended prior to such date, MINUS (ii) Capital Expenditures made by the Company and its Subsidiaries during such period pursuant to Section 5.1(o) of the Master Agreement, MINUS (iii) taxes paid in cash during such period, TO

            (ii)  Debt Service for such period.

      "FUNDED AMOUNT" means, as to the Lessor, the Lessor's Invested Amounts, as to each B Lender, the outstanding principal amount of such B Lender's B Loans and as to each Synthetic Lease Loan Lender, the outstanding principal amount of such Synthetic Lease Loan Lender's Synthetic Lease Loans.

      "FUNDING" means any funding by the Funding Parties pursuant to Section 2.2 of the Master Agreement and Section 2.01(b) of the Credit Agreement.

      "FUNDING DATE" means each Closing Date and each other date during the Construction Term on which a Funding occurs under Section 2 of the Master Agreement.

      "FUNDING PARTIES" means the Lessor and the Lenders, collectively.

      "FUNDING PARTY BALANCE" means, with respect to any Leased Property, (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's Invested Amount, all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount, all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Company or any Lessee under the Operative Documents,
(ii) for any B Lender as of any date of determination, an amount equal to the sum of the outstanding related B Loans of such B Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such B Lender under the Operative Documents, and all other related amounts owing to such B Lender by the Lessor, the Company or any Lessee under the Operative Documents and (iii) for any Synthetic Lease Loan Lender as of any date of determination, an amount equal to the sum of the outstanding related Synthetic Lease Loans of such Synthetic Lease Loan Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such Synthetic Lease Loan Lender under the Credit Agreement and all other related amounts owing to such Synthetic Lease Loan Lender by the Lessor, the Company or any Lessee under the Credit Agreement or the Operative Documents.

      "FUNDING REQUEST" is defined in Section 2.2 of the Master Agreement.

      "FUNDING TERMINATION DATE" means July 21, 2005.

      "FUTURE SYNTHETIC LEASE FINANCING" means one or more Synthetic Lease Financings entered into after the date of the Master Agreement.

      "GAAP" means generally accepted accounting principles applied on a basis consistent with those that in accordance with paragraph B of this Appendix A are to be used in making the calculations for purposes of determining compliance with the Master Agreement.

      "GENERAL PARTNER" means Atlantic Financial Managers, Inc., a Texas corporation.

      "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GROUND LEASE" means, with respect to any Land, the ground lease between the related Ground Lessor and the Lessor pursuant to which a leasehold estate is conveyed in the Land to the Lessor.

      "GROUND LESSOR" means, as to any Land, the ground lessor of such Land.

      "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

      "GUARANTY AGREEMENT" means the Guaranty Agreement, dated as of December 3, 1998, issued by the Company.

      "HAZARDOUS MATERIAL" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS") and radon gas.

      "IMPERMISSIBLE QUALIFICATION" shall mean any qualification, exception or other statement in any opinion or certification of any independent public accounts which either (a) is of a "going concern" or similar nature; or (b) relates to the limited scope of examination of matters relevant to the financial statements referred to in such opinion or certification not customarily contained in a report of independent public accountants.

      "INCENTIVE COMPENSATION PLAN" shall mean a plan established by the Company for the benefit of certain of its employees, or any other written agreement to which the Company is a party, providing for the issuance to employees of warrants or options in respect of the Company's capital stock, PROVIDED that (a) the aggregate amount of capital stock that such warrants and options would represent if exercised cannot exceed 20% of aggregate amount of the Company's capital stock that would then be outstanding and (b) all other terms and conditions of such plan or other written agreement shall be satisfactory to the Combined Determination Parties.

      "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person and, in the case of the Company, the assumed principal component of the lease obligations under the FF&E Lease (net of the amount of unamortized gain under the FF&E Lease); (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person. For the avoidance of doubt, the Synthetic Lease Loans and the B Loans, together with the principal components of each Synthetic Lease Financing entered into after July 21, 2000 shall constitute "Indebtedness".

      "INDEMNITEE" means the Administrative Agent (in its individual capacity and in its capacity as Administrative Agent), each Lender and the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; PROVIDED, HOWEVER, that in no event shall the Company or any Lessee be an Indemnitee.

      "INDEMNITEE GROUP" means the respective Affiliates, employees, officers, directors and agents of the Administrative Agent (in its individual capacity), each Lender or the Lessor, as applicable; PROVIDED, HOWEVER, that in no event shall the Company or any Lessee be a member of the Indemnitee Group.

      "ING" shall mean ING (U.S.) Capital LLC, a Delaware limited liability company.

      "INITIAL CLOSING DATE" means the Closing Date for the first Leased Property acquired by the Lessor, which date was December 3, 1998.

      "INITIAL DIRECTORS" means (i) a member of the board of directors of the Company as of July 21, 2000 and (ii) a member of the board of directors of the Company nominated by the vote of at least sixty percent (60%) of the members of the board of directors of the Company as of July 21, 2000.

      "INTEREST COVERAGE RATIO" shall mean, as of any date, the ratio of (a) EBITDAR for the period of 12 consecutive months ending on or most recently ended prior to such date to (b) Interest Expense for such period.

      "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement, dated as of July 15, 1998 by and among ING, as collateral agent and as Administrative Agent for the lenders under the Credit Agreement and the holders of the Senior Notes.

      "INTEREST EXPENSE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period), PLUS (b) the net amount payable (or MINUS the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period), MINUS (c) direct reimbursements received by an Obligor during such period by a party to a Correctional and Detention Facility Agreement, to the extent that such reimbursements relate to interest expense of the Company or one of its Subsidiaries, PLUS (d) the interest component of any payments in respect of any Synthetic Lease Financing accrued or capitalized during such period (whether or not actually paid during such period)."

      "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

      "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business);
(c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

      "JOINDER AGREEMENT" means an agreement substantially in the form of Exhibit E to the Master Agreement pursuant to which a Subsidiary of the Company shall become a Lessee.

      "LAND" means the land described in the related Lease Supplement.

      "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any Governmental Authority, or of any court.

      "LEASE" means the Master Lease Agreement, dated as of December 3, 1998 together with each Lease Supplement thereto, among the Lessees and the Lessor.

      "LEASE BALANCE" means, with respect to all of the Leased Properties, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amounts, all unpaid fees owing to the Funding Parties under the Operative Documents and, to the extent related to the Synthetic Lease Loan Lenders in their capacity as such, under the Credit Agreement and the other Basic Documents (as defined in the Credit Agreement), plus all other amounts owing to the Funding Parties by the Company or any Lessee under the Operative Documents.

      "LEASE SUPPLEMENT" is defined in Section 2.1 of the Lease.

      "LEASE TERM" means (a) the Base Term, as it may be renewed pursuant to
Section 14.9 of the Lease or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

      "LEASE TERMINATION DATE" means the last day of the Lease Term.

      "LEASED PROPERTY" means Land and the related Building(s). For purposes of the Lease, a "Leased Property" means the Land identified in a Lease Supplement and the Buildings related thereto, unless the context provides otherwise.

      "LEASED PROPERTY BALANCE" means, with respect to any Leased Property, as of any date of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts of all Funding Parties, all accrued and unpaid interest on the related Loans, all accrued and unpaid Yield on the related Lessor Invested Amounts, all related unpaid fees owing to the Funding Parties under the Operative Documents or, to the extent related to the Synthetic Lease Loan Lenders in their capacity as such, the Credit Agreement and the other Basic Documents (as defined in the Credit Agreement), and all other amounts owing to the Funding Parties by the related Lessee under the Operative Documents with respect to such Leased Property.

      "LENDER BASIC RENT" means, for any Rent Period under the Lease, the sum of
(i) the aggregate amount of interest accrued on the B Loans pursuant to Section
2.4 of the Loan Agreement during such Rent Period, PLUS (ii) the aggregate amount of interest accrued on the Synthetic Lease Loans pursuant to Section 3.02(b) of the Credit Agreement during such Rent Period.

      "LENDERS" means the B Lenders and the Synthetic Lease Loan Lenders.

      "LENDING OFFICE" for each B Lender means the office such B Lender designates in writing from time to time to the Company and the Administrative Agent or, if no such office is designated, the office listed for such B Lender on Schedule 8.2 to the Master Agreement.

      "LESSEE" is defined in the preamble to the Master Agreement. The "related" Lessee with respect to any Leased Property means the Lessee that is a party to the Lease Supplement for such Leased Property.

      "LESSOR" is defined in the preamble to the Master Agreement.

      "LESSOR BASIC RENT" means, for any Rent Period under the Lease, the aggregate amount of Yield accrued and unpaid on the Lessor's Invested Amounts pursuant to Section 2.3(a) of the Master Agreement during such Rent Period.

      "LESSOR LIENS" means Liens on or against any Leased Property, the Lease, any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor unrelated to the Transaction or from Lessor's failure to perform as required under the Operative Documents or (b) which result from any Tax owed by the Lessor, except any Tax for which the Company or a Lessee is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by the related Lessee or the Construction Agent).

      "LESSOR RATE" means the Eurodollar Rate or the Base Rate, as the case may be, PLUS the Applicable Margin, PLUS 0.75%.

      "LESSOR SIDE LETTER" means the letter agreement, dated as of December 3, 1998, between the Company and the Lessor.

      "LESSOR'S INVESTED AMOUNT" means the amounts funded by the Lessor pursuant to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender, as such amount may be increased during the related Construction Term pursuant to
Section 2.3(c) of the Master Agreement.

      "LIEN" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of the Operative Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

      "LOAN" means a B Loan or a Synthetic Lease Loan.

      "LOAN AGREEMENT" means the Loan Agreement, dated as of December 3, 1998, among the Lessor, the Administrative Agent and the B Lenders.

      "LOAN DOCUMENTS" means the Loan Agreement, the Note, the Assignments of Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

      "LOAN EVENT OF DEFAULT" means any of the events specified in Section 5.1 of the Loan Agreement, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

      "LOAN POTENTIAL EVENT OF DEFAULT" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

      "LOSS PROCEEDS" is defined in Section 10.6 of the Lease.

      "MAJORITY SYNTHETIC LEASE A AND B LENDERS" is defined in the Credit Agreement.

      "MARGIN REGULATIONS" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

      "MASTER AGREEMENT" means the Amended and Restated Master Agreement, dated as of July 21, 2000, among the Company, the Lessees, the Subsidiary Guarantors, the Lessor, the Administrative Agent, the Documentation Agent, the Syndication Agent and the B Lenders, and shall include the Original Master Agreement for as long as it was in effect.

      "MATERIAL ADVERSE EFFECT" means with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect on (i) the business, operations, revenues, financial condition, property, capitalization or business prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company or any Lessee to perform its obligations under any Operative Document, or (iii) the value, utility or useful life of any Leased Property, or the validity, enforceability or legality of any of the Operative Documents, or the priority, perfection or status of any Funding Party's interest in any Leased Property.

      "MONTHLY DATE" means the last Business Day of each calendar month.

      "MORTGAGE" means, with respect to any Leased Property, that certain mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Administrative Agent, in the form of Exhibit D attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Administrative Agent in conformity with Applicable Law to assure customary remedies in favor of the Administrative Agent in the jurisdiction where the Leased Property is located.

      "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

      "MUNICIPAL TRANSACTION" shall mean a transaction:

            (a) in which the Company or one of its Subsidiaries transfers one or more correctional and/or detention facilities (a "Transferred Facility") to a Person that is not a Subsidiary or Affiliate of the Company and that is created exclusively for purposes of consummating such transaction (an "SPV") for a consideration consisting of cash (a "Municipal Transaction Transfer");

            (b) in which such SPV incurs Indebtedness; and

            (c) in which the Company and such SPV enter into a management agreement, lease or similar arrangement pursuant to which the Company agrees to manage or lease-back such Transferred Facility;

provided that:

            (i) the Company shall have furnished to each of the Funding Parties copies of all of the documentation for such transaction;

            (ii) the Combined Determination Parties shall have approved such transaction (provided that the Funding Parties shall not condition their approval on the payment of a fee and such approval shall not be unreasonably withheld); and

            (iii) the Company shall have complied with its obligations under the Credit Agreement with respect to such transaction.

      "NET AVAILABLE PROCEEDS" shall mean:

                a. in the case of any Disposition or any Municipal Transaction Transfer, the amount of Net Cash Payments received in connection with such Disposition or Municipal Transaction Transfer;

                b. in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event;

                c. in the case of any incurrence of Indebtedness, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such incurrence net of fees and expenses incurred by Company and its Subsidiaries in connection therewith; and

                d. in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of fees and expenses incurred by the Company and its Subsidiaries in connection therewith.

      "NET CASH PAYMENTS" shall mean, with respect to any Disposition or Municipal Transaction Transfer, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition or Municipal Transaction Transfer; PROVIDED that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition or Municipal Transaction Transfer, (ii) any federal, state, local and foreign taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition or Municipal Transaction Transfer (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition or Municipal Transaction Transfer) and (iii) any required deposits or hold backs (until such time as such required deposit or hold back is released), (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition or Municipal Transaction Transfer and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property and (c) Net Cash Payments shall exclude the amount of any reasonable reserves established by the Company or such Subsidiary, in accordance with GAAP, against any liabilities retained by the Company or its Subsidiaries, which liabilities are associated with the Property that is the subject of such Disposition or Municipal

Transaction Transfer (but only during such period as such reserves are actually maintained), including (without limitation) any indemnification obligations, pension and other post-employment benefit liabilities, workers' compensation liabilities, liabilities associated with retiree benefits, liabilities relating to environmental matters and liabilities relating to any Guarantee of Indebtedness secured by a Lien on such Property.

      "NET WORTH" shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

            (i) the amount of capital stock; PLUS

            (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit); PLUS

            (iii) any warrant accretion expense (as that term is used in GAAP) or any original issue discount accretion expense (as such term is used in GAAP) arising after December 3, 1998; PLUS

            (iv) the value ascribed to any warrants issued to a Lender and the cumulative effect of any change in the valuation of such warrants;

PROVIDED that any predecessor basis adjustment required under GAAP shall be disregarded in calculating "Net Worth."

      "NOTE" means the B Note issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

      "OBLIGATIONS" means all indebtedness (whether principal, interest, fees or otherwise), obligations and liabilities of the Company and each Lessee to the Funding Parties (including without limitation all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings thereof, whether or not the same involve modifications to interest rates or other payment terms of such indebtedness, obligations and liabilities), whether arising under any of the

Operative Documents or otherwise, and whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Funding Parties outright, conditionally or as collateral security from another, including but not limited to the obligation of the Company and each Lessee to repay future advances by the Funding Parties, whether or not made pursuant to commitment and whether or not presently contemplated by the Company or any Lessee and the Funding Parties hereunder.

      "OBLIGOR" means the Company or any Subsidiary Guarantor.

      "OFFICER'S CERTIFICATE" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the such Person, or by any Vice President who is also Controller or Treasurer signing alone.

      "OPERATIVE DOCUMENTS" means the Master Agreement, the Purchase Agreements, the Joinder Agreements, the Lease, the Security Agreement and Assignment, the Notes, the Loan Agreement, the Guaranty Agreement, the Assignments of Lease and Rents, the Mortgages, the Ground Leases, the Construction Agency Agreement and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

      "OPERATIVE PARTIES" means the Administrative Agent, the Lessor and the B Lenders.

      "ORIGINAL MASTER AGREEMENT" is defined in the Preliminary Statement to the Master Agreement.

      "OVERDUE RATE" means the lesser of (a) the highest non-usurious interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to 2.0% above the Base Rate plus the Applicable Margin in effect from time to time or, in the case of Yield, 2% above the Lessor Rate.

      "PARTIAL PURCHASE OPTION" is defined in Section 14.1(b) of the Lease.

      "PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of AFG, dated as of February 28, 1996, among the General Partner and the persons listed on Schedule A thereto as limited partners.

      "PAYMENT DATE" means (i) with respect to each Eurodollar Advance, the last day of each Rent Period (and if such Rent Period is longer than three months, the day that is 90 days after the first day of such Rent Period) or, if such day is not a Business Day, the next Business Day and (ii) with respect to each Base Rate Advance, each Monthly Date.

      "PAYMENT DATE NOTICE" is defined in Section 2.3(e) of the Master
Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

      "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (d) commercial paper of any Lender (or any Affiliate thereof located in the United States of America) that is rated A-1 or better or P-1 by Standard and Poor's Corporation or Moody's Investors Service, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (e) repurchase agreements entered into with any Lender or with any bank or trust company satisfying the conditions of clause (b) hereof that is secured by any obligation of the type described in CLAUSES (A) through (D) of this definition; and (f) money market funds acceptable to the Required Lenders.

      "PERMITTED LIENS" means the following with respect to any Leased Property:
(a) the respective rights and interest of the related Lessee, the Lessor, the Administrative Agent and any Lender, as provided in the Operative Documents, (b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the related Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (d) Liens arising after such Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (e) easements, rights of way, reservations, servitudes and rights of others against the Land which do not materially and adversely affect the value or the utility of such Leased Property, (f) other Liens incidental to the conduct of the related Lessee's business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Leased Property or materially impair the use thereof, (g) assignments, and subleases expressly permitted by the Operative Documents and (h) Liens as provided in the Intercreditor Agreement.

      "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

      "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

      "PLANS AND SPECIFICATIONS" means with respect to any Building the final plans and specifications for such Building prepared by the Architect, and, if applicable, referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

      "POTENTIAL EVENT OF DEFAULT" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

      "PRE-OPENING EXPENSES" shall mean operating expenses attributable to the operations of an Eligible New Contract (including, but not limited to, salaries and wages, fringe benefits, training costs, supplies, and professional fees) incurred prior to the date on which the Company began providing services pursuant to such Eligible New Contract, but only to the extent that such expenses have been reviewed and approved by the Administrative Agent and are determined in accordance with GAAP.

      "PRIME RATE" shall mean the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate reasonably determined by the Administrative Agent to be the equivalent rate announced by such bank), EXCEPT THAT, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Administrative Agent shall, during such period, reasonably determine the "prime rate" based upon the commercial lending (or equivalent) rates announced publicly by the other such banks.

      "PRO FORMA ADJUSTMENTS" shall mean reasonable adjustments for (a) non-recurring or extraordinary expenses, (b) operating efficiencies, (c) census levels and (d) per diem rates that have been received and consented to by the Administrative Agent.

      "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "PURCHASE AGREEMENT" means with respect to any Land, the purchase agreement with the Seller for the conveyance of such Land to the Lessor.

      "PURCHASE OPTION" is defined in Section 14.1(a) of the Lease.

      "QUARTERLY DATES" shall mean the last Business Day of March, June, October and December in each year, the first of which shall be October 31, 2000.

      "RECOURSE DEFICIENCY AMOUNT" means, as of any date of determination thereof, the sum of (i) the aggregate principal amount of the Synthetic Lease Loans then outstanding, PLUS (ii) all accrued and unpaid interest on the Synthetic Lease Loans.

      "REGULATIONS A, D, U AND X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after the date of this Agreement of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System.

      "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System.

      "REGULATIONS" means the income tax regulations promulgated from time to time under and pursuant to the Code.

      "RELEASE" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

      "RELEASE DATE" means, with respect to any Leased Property, the date that the related Leased Property Balance has been paid in full, unless an Event of Default has occurred and is continuing, in which case the Release Date shall be the date on which the Lease Balance has been paid in full.

      "REMARKETING OPTION" is defined in Section 14.6 of the Lease.

      "RENT" means Basic Rent and Supplemental Rent, collectively.

      "RENT EXPENSE" shall mean, for any period:

            (a) the aggregate amount of rent payments made by the Obligors during such period in respect of any Synthetic Lease Financing (including, without limitation, Basic Rent); and

            (b) the aggregate amount of rent payments, minus the amount of amortized gain, made by the Obligors during such period in respect of the FF&E Lease.

For the avoidance of doubt, the parties agree that any other rent payments (including rent payments in respect of any Municipal Transaction) shall not constitute "Rent Expense" for purposes of the Master Agreement.

      "RENT PERIOD" means (i) in the case of Base Rate Advances, means the period from, and including, a Monthly Date to, but excluding, the next succeeding Monthly Date; and (ii) with respect to any Eurodollar Advance:

            (1) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Lessee in its Funding Notice or Payment

                  Date Notice, as the case may be, given with respect thereto;
                  and

            (2) thereafter, each period commencing on the last day of the next preceding Rent Period applicable to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Lessee by irrevocable notice to the Administrative Agent in its related Payment Date Notice; PROVIDED, HOWEVER that:

                  (a) The initial Rent Period for any Funding shall commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

                  (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, PROVIDED that if any Rent Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

                  (c) Any Rent Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to PARAGRAPH (D) below, expire on the last Business Day of such calendar month; and

                  (d) No Rent Period shall extend beyond the Lease Termination
            Date.

            "REPORT" is defined in Section 7.6 of the Master Agreement.

            "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

            "REQUIRED FUNDING PARTIES" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 51% of the aggregate outstanding principal amount of all Funded Amounts.

            "REQUIRED LENDERS" means, at any time, B Lenders holding an aggregate outstanding principal amount of B Loans equal to at least 51% of the aggregate outstanding principal amount of all B Loans.

            "REQUIRED OPERATIVE PARTIES" means, at any time, the Operative Parties holding aggregate Commitments (or aggregate Funded Amounts if such Commitments have terminated) equal to at least 51% of an amount equal to the sum of (i) the Lessor's Commitment (or the Lessor's Invested Amount if such Commitment has terminated), plus (ii) the B Lenders' Commitments (or the principal amount of the B Loans if such Commitments have terminated).

            "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X of the Board of Governors of the Federal Reserve System, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

            "RESPONSIBLE OFFICER" means the Chairman of the Board of Directors, President, the chief executive officer, the chief operating officer, the chief financial officer, Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit or division

            "SCHEDULED CONSTRUCTION TERMINATION DATE" means with respect to any Building the earlier of (i) eighteen months after the Closing Date for the related Land and (ii) the last day of the Lease Term.

            "SEC" means the United States Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "SECURITY AGREEMENT AND ASSIGNMENT" means, with respect to any Leased Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and

Drawings) from the Construction Agent to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

            "SELLER" means as to any Leased Property, the seller thereof to the Lessor on the related Closing Date.

            "SENIOR NOTES" shall mean, collectively, the following:

                  (a) promissory notes of the Company, in an aggregate principal amount not to exceed $50,000,000, secured by a Lien upon substantially all of the Property of the Company and its Subsidiaries (the "1998 SENIOR NOTES"); and

                  (b) additional Indebtedness of the Company, in an aggregate principal amount not to exceed $10,000,000 which may be secured by a Lien upon substantially all of the Property of the Company and its Subsidiaries, with terms and conditions, and pursuant to documentation, either (i) substantially similar to the terms and conditions of, and the documentation for, the 1998 Senior Notes or
            (ii) otherwise satisfactory to the Administrative Agent.

            "SENIOR NOTES DOCUMENTATION" shall mean any note purchase agreement, promissory note or other document or instrument evidencing or governing the Senior Notes.

            "START-UP EXPENSES" shall mean operating expenses attributable to the operations of an Eligible New Contract incurred during the Start-up Period therefor, net of the revenues recognized under such Eligible New Contract during the Start-up Period, but only to the extent that such expenses have been reviewed and approved by the Administrative Agent.

            START-UP PERIOD" shall mean, with respect to any Eligible New Contract, the period of time, not to exceed six months, commencing on the date the Company began providing service pursuant to such Eligible New Contract until the last day of the month in which 90% of the maximum occupancy under such Eligible New Contract was reached and are determined in accordance with GAAP.

            "SUBORDINATED BRIDGE" shall mean Indebtedness of the Obligors under the Subordinated Bridge Loan Agreement dated as of October 14, 1999 between the Obligors, the lenders referred to therein and ING as agent for said lenders.

            "SUBORDINATED NOTES" shall mean Indebtedness of the Company (including the 2000 Subordinated Notes) in an aggregate principal amount not to exceed $50,000,000, which are not secured by any Property of the Company or any Subsidiary Guarantor but which may be guaranteed by each of the Subsidiaries of the Company, and which is subordinated to the prior payment in full of the principal of and interest on the Loans (as defined in the Credit Agreement) on terms and conditions (including subordination terms), and pursuant to documentation, that is (i) on market terms and the time it is entered into and (ii) is otherwise satisfactory to the Administrative Agent.

            "SUBORDINATED NOTES DOCUMENTATION" shall mean any note purchase agreement, promissory note or other document or instrument evidencing or governing the Subordinated Notes.

            "SUBSIDIARY" means with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "SUBSIDIARY GUARANTOR" is defined in the preamble of the Master Agreement.

            "SUNTRUST BANK" means SunTrust Bank, a Georgia banking corporation.

            "SUPPLEMENTAL RENT" means any and all amounts, liabilities and obligations other than Basic Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Administrative Agent, any Lender or any other party, including, without limitation, amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

            "SYNDICATION AGENT" means Bank of America, N.A., in its capacity as syndication agent under the Master Agreement.

            "SYNTHETIC LEASE DOCUMENTATION" shall mean any master agreement, lease agreement, loan agreement or other document or instrument evidencing or governing any Synthetic Lease Financing.

            "SYNTHETIC LEASE FINANCING" shall mean one or more transactions consisting of the following (provided that any such transaction need not include the matters described in clause (e) below):

                  (a) the Company or one of its Subsidiaries enters into a lease
            (as lessee) of real Property and improvements (to be used for a correctional and/or detention facility) with another Person (the "Lessor");

                  (b) pursuant to a loan agreement (the "Loan Agreement"), the
            Lessor borrows money from one or more lenders denominated "A Lenders" (the "A Lenders") and one or more lenders denominated "B Lenders" (the "B Lenders");

                  (c) the Lessor (or another Person, which may be an Affiliate of the Lessor) makes an investment (the "C Investment") to pay a portion of the cost of such real Property and improvements;

                  (d) the Company and its Subsidiaries enter into a Guarantee of the Lessor's obligations to the A Lenders under the Loan Agreement (the "A Guarantee"), and, as provided in the Collateral Sharing Documentation Amendment:

                        (x) the A Guarantee is secured by Liens on substantially
                  all of the collateral for the Loans (as defined in the Credit Agreement), Reimbursement Obligations (as defined in the Credit Agreement) and the Senior Notes, and

                        (y) the Loans (as defined in the Credit Agreement),
                  Reimbursement Obligations (as defined in the Credit Agreement) and the other obligations of the Company under the Credit Agreement and under the other Basic Documents (as defined in the Credit Agreement), together with the Senior Notes, are secured by Liens in any collateral securing the Lessor's obligations to the A Lenders under the Loan Agreement (the "A Collateral Contribution"); and

                  (e) the Company and its Subsidiaries enter into a Guarantee of the Lessor's obligations to the B Lenders under the Loan Agreement (the "B Guarantee"), and, as provided in the Collateral Sharing Documentation
      Amendment:

                        (x)    the B Guarantee and the C Investment
                  is secured by Liens on substantially all of the collateral for the Loans (as defined in the Credit Agreement) and the Senior Notes, and

                        (y) the Loans (as defined in the Credit Agreement), Reimbursement Obligations (as defined in the Credit Agreement) and the other obligations of the Company under the Credit Agreement and under the other Basic Documents (as defined in the Credit Agreement), together with the Senior Notes, are secured by Liens in any collateral securing the Lessor's obligations to the B Lenders under the Loan Agreement or securing the C Investment (the "B and C Collateral Contribution").

            "SYNTHETIC LEASE LOAN" is defined in the Credit Agreement.

            "SYNTHETIC LEASE LOAN LENDER" is defined in the Credit Agreement.

            "TAX" or "TAXES" is defined in Section 7.4 of the Master Agreement.

            "TAX CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

            "TAX INDEMNITEE" means the Lessor, the Administrative Agent, each Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, PROVIDED, HOWEVER, that in no event shall the Company or any Lessee be a Tax Indemnitee.

            "TITLE INSURANCE COMPANY" means the company that has or will issue the title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Funding Parties.

            "TITLE POLICY" is defined in Section 3.1 of the Master Agreement.

            "TRANSACTION" means all the transactions and activities referred to in or contemplated by the Operative Documents.

            "2000 SUBORDINATED NOTES" shall mean Indebtedness evidenced by the 2000 Subordinated Notes Documents.

            "2000 SUBORDINATED NOTES DOCUMENTS" shall mean collectively, (a) the Note and Equity Purchase Agreement dated as of July __, 2000, among the Company, its Subsidiaries listed on Annex B thereto, American Capital Strategies, Ltd., a Delaware corporation and Teachers Insurance and Annuity Association, a New York corporation, (b) the Note Documents (as that term is defined in said Note and Equity Purchase Agreement) and (c) the 2000 Subordination Agreement.

            "2000 SUBORDINATION AGREEMENT" shall mean the Subordination Agreement dated as of July 21, 2000 among the holders of the 2000 Subordinated Notes, the Obligors, the Administrative Agent and the agent under the Master Agreement, as the same may be modified and supplemented and in effect from time to time.

            "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

            "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

            "YIELD" is defined in Section 2.3 of the Master Agreement.

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